SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

LSI Industries Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 Annual Meeting of Shareholders

October 9, 2026

Dear Shareholders:

We are pleased to invite you to attend our 2026 Annual Meeting of Shareholders. The meeting will be held on Tuesday, November 24, 2026, at 9:00 a.m. The Annual Meeting will be a virtual meeting of shareholders. We believe that hosting a virtual meeting provides expanded access and improved communication between our shareholders and the Company. Only shareholders of record on September 29, 2026 may attend and vote at the Meeting. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LYTS2026. You will also be able to attend by telephone in “listen only” mode by calling 1-877-328-2502 (U.S. toll free) or 1-412-317-5419 (International dial in). You will not be able to attend the Annual Meeting in person.

The enclosed Notice of the Meeting and Proxy Statement provide detailed information about the items of business to be conducted at the Annual Meeting and voting procedures for the Meeting.  The Proxy Statement also provides information about our Board candidates, the Board and the Board Committees.

We are sending a Notice of Internet Availability of Proxy Materials to you on or about October 9, 2026. The Notice contains instructions that explain how to access and review the proxy materials and our Annual Report on Form 10-K on the internet. The approximate mailing date of the Proxy Statement and the accompanying proxy card also is October 9, 2026.

A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose in connection with the Annual Meeting during normal business hours at our principal executive offices for a period of at least 10 days prior to the Annual Meeting.

Even if you own only a few shares, we want your shares to be represented at the meeting.  We urge you to complete, sign, date and promptly return your proxy card in the enclosed envelope.

Sincerely yours,

James A. Clark	Wilfred T. O’Gara
Chief Executive Officer	Chairman of the Board

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON NOVEMBER 24, 2026

The Notice of Meeting and Proxy Statement and the Company’s Annual Report on

Form 10-K are available at investors.lsicorp.com/financials/annual-reports

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

LSI INDUSTRIES INC.

Time: 9:00 a.m., Eastern Standard Time

Date: Tuesday, November 24, 2026

Place: www.virtualshareholdermeeting.com/LYTS2026 or 1-877-328-2502 (U.S. toll free) / 1-412-317-5419 (International dial in) - listen only mode

Purpose:

●	Elect as members of the Board of Directors the seven nominees named in the Proxy Statement;

●	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2027;

●	Approve on an advisory basis the compensation of the Company’s named executive officers; and

●	Approve the Company’s 2026 Incentive Award Plan.

Only shareholders of record on September 29, 2026 may vote at the meeting. The approximate mailing date of the Proxy Statement and proxy card is October 9, 2026.

Your vote is important.  Please complete, sign, date, and promptly return your proxy card in the enclosed envelope.

/s/ Thomas A. Caneris

Thomas A. Caneris

Executive Vice President, Human Resources and General Counsel; Secretary

October 9, 2026

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON NOVEMBER 24, 2026

The Notice of Meeting and Proxy Statement and the Company’s Annual Report on

Form 10-K are available at investors.lsicorp.com/financials/annual-reports

The Company makes available, free of charge on its website, all of its filings that are made electronically with the Securities and Exchange Commission (“SEC”), including Forms 10-K, 10-Q, and 8-K and any amendments thereto. To access these filings, go to the Company’s website (www.lsicorp.com), navigate to the “Investors” page and click on “SEC Filings” under the “Financials” header. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, including financial statements and schedules thereto, filed with the SEC are also available without charge to shareholders upon written request addressed to:

LSI Industries Inc.

Thomas A. Caneris

EVP Human Resources and General Counsel; Secretary

10000 Alliance Road

Cincinnati, Ohio 45242

LSI INDUSTRIES INC.

10000 Alliance Road

Cincinnati, Ohio 45242

(513) 793-3200

__________________________________________

P R O X Y   S T A T E M E N T

__________________________________________

Annual Meeting of Shareholders

November 24, 2026

INTRODUCTION

The Board of Directors of LSI Industries Inc. is requesting your proxy for the Annual Meeting of Shareholders on November 24, 2026, and at any postponement or adjournment of such meeting.  This Proxy Statement and the accompanying proxy card were first made available on or about October 9, 2026 to shareholders of record as of September 29, 2026.

VIRTUAL MEETING

We are hosting a virtual meeting of shareholders for the Annual Meeting because the virtual meeting format provides expanded access and improved communication between our shareholders and the Company. We see the virtual format as a way to drive more shareholders to attend and participate in the Annual Meeting because the virtual format allows shareholders, wherever they may be located, to attend the Annual Meeting. Mindful that our shareholders reside in locations throughout the United States and the world, we want to provide an opportunity to our shareholders to attend the Annual Meeting without incurring the expense or devoting the time to travel to a physical location. In other words, we believe that the virtual format not only enhances the access shareholders have in attending the Annual Meeting, but it also saves our shareholders the money and time travel can require. You will not be able to attend the Annual Meeting in person.

We have designed our virtual format to enhance, rather than constrain, shareholders’ access and participation. For example, if you experience technical difficulties during the Annual Meeting, there will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or voting at the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be listed on the Annual Meeting login web page.

VOTING AT ANNUAL MEETING

General Information

In order to carry on the business of the meeting, we must have a quorum.  This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting either by proxy or virtually.  Shareholders may vote by proxy or attend the Annual Meeting virtually and vote through the internet at the Annual Meeting.  Proxies given may be revoked at any time by filing with the Company (to the attention of Office of the Secretary) either a written revocation or a duly executed proxy bearing a later date, or by appearing virtually at the Annual Meeting and voting through the internet.  If you hold shares through someone else, such as a stockbroker or bank, you may get material from them asking how you want to vote.  Specifically, if your shares are held in the name of your stockbroker or bank and you wish to vote virtually at the meeting through the internet, you should request your stockbroker or bank to issue you a proxy covering your shares.  If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.  The Company will bear the entire cost of soliciting proxies from our shareholders.

All shares will be voted as specified on each properly executed proxy card.  If no choice is specified, the shares will be voted as recommended by the Board of Directors: FOR Proposal 1 to elect as members of the Board of Directors the seven nominees named in this Proxy Statement; FOR Proposal 2 to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2027; FOR Proposal 3 to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and FOR Proposal 4 to approve the 2026 Incentive Award Plan.

If any other matters come before the meeting or any postponement or adjournment thereof, each proxy will be voted in the discretion of the individuals named as proxies on the proxy card.  With respect to Proposal 1, the seven nominees receiving the greatest number of votes will be elected. Proposal 2 FOR the ratification of appointment of the Company’s Independent Registered Public Accounting Firm will be adopted only if it receives approval by a majority of the shares of common stock voting, virtually or by proxy, at the Annual Meeting. Proposal 3 FOR the approval of the compensation of the Company’s named executive officers requires the affirmative vote of at least a majority of the shares of common stock present, virtually or by proxy, at the Annual Meeting. Because Proposal 3 on executive compensation is an advisory vote, the Board of Directors will give due consideration to the result of the vote; however, the result of the vote will not be binding on the Company. Proposal 4 FOR the approval of the Company’s 2026 Incentive Award Plan requires the affirmative vote of at least a majority of the shares of common stock present, virtually or by proxy, at the Annual Meeting.

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may not vote on that proposal. This is known as a broker non-vote. No broker may vote your shares without your specific instructions on any of the proposals to be considered at the Annual Meeting other than on the proposals that are considered to be “routine.” Under the rules of the New York Stock Exchange (NYSE), which apply to brokers regardless of whether an issuer is listed on the NYSE or The Nasdaq Stock Market LLC (Nasdaq), Proposal 2 relating to the ratification of our independent auditors is considered to be a “routine” matter. Accordingly, brokers will have discretionary authority to vote on Proposal 2, but will not have discretionary authority to vote on any other proposal at the Annual Meeting without your specific instructions. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your votes are counted.

As of September 29, 2026, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had 37,304,713 Common Shares outstanding.  Each share is entitled to one vote.  Only shareholders of record at the close of business on September 29, 2026, will be entitled to vote at the Annual Meeting.  Abstentions and shares otherwise not voted for any reason, including broker non-votes, will be considered as present at the meeting for the purpose of determining the presence of a quorum and have no effect on the outcome of any vote taken at the Annual Meeting, except as otherwise described herein.

Shareholder Proposals

Shareholders who desire to have proposals included in the Notice for the 2027 Annual Meeting of Shareholders must submit their proposals to the Company at its offices on or before June 11, 2027.

The form of proxy for the Annual Meeting of Shareholders grants authority to the persons designated therein as proxies to vote in their discretion on any matters that come before the meeting, or any adjournment or postponement thereof, except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received.  In order for a notice to be deemed adequate for the 2027 Annual Shareholders’ Meeting, it must be received prior to August 25, 2027.  If there is a change in the anticipated date of next year’s annual meeting or if these deadlines change by more than thirty days, the Company will notify shareholders of this change through its SEC filings.

2026 ANNUAL MEETING PROPOSALS

Proposal 1. Election of Directors

The Nominating and Corporate Governance Committee of the Board has nominated for re-election the seven current members of the Board of Directors: Robert P. Beech, Ronald D. Brown, James A. Clark, Amy L. Hanson, Chantel E. Lenard, Ernest W. Marshall, Jr. and Wilfred T. O'Gara. Please see the “Nominees for Board of Directors” section of this Proxy Statement for additional information about each nominee.

All individuals elected at the 2026 Annual Meeting will hold office for a one-year term expiring at the 2027 Annual Meeting and until their successors are elected and qualified or until their earlier resignation, retirement or removal.  Shareholders are entitled to one vote for each share held of record.  Proxies solicited by the Board will be voted FOR the election of the seven nominees. Shareholders are not entitled to cumulate their votes in the election of members of the Board of Directors. If any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board.

The Board of Directors recommends a vote FOR each of the seven individuals nominated in this Proxy Statement.  The seven nominees receiving the greatest number of votes will be elected.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2027.  Grant Thornton has been the independent registered public accounting firm for the Company since September 8, 2009 and had also previously served the Company in this capacity from April 2002 to December 2005.  Although not required by law, the Board is seeking shareholder ratification of its appointment of Grant Thornton.  If ratification of the appointment is not obtained, the Audit Committee intends to continue the employment of Grant Thornton at least through fiscal 2027. However, the Audit Committee reserves the right to terminate the engagement of Grant Thornton at any time.

Representatives of Grant Thornton are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions. The aggregate fees billed to the Company by Grant Thornton for the fiscal years ended June 30, 2026 and June 30, 2025 were as follows:

Fee Category	2026	2025
Audit Fees	$1,610,958	$1,370,900
Audit-related Fees	$431,420	$263,352
Tax Fees	$490,542	$396,993
All Other Fees	$0	$0
Total Fees	$2,532,920	$2,031,245

Audit fees represent fees and out-of-pocket expenses related to the audit of the Company’s financial statements; review, documentation and testing of the Company's system of internal controls; filing of the Form 10-K; services related to review of the Company’s quarterly financial statements and Form 10-Q’s; and attendance at the Company’s quarterly Audit Committee meetings.  Audit-related fees represent fees for consultation related to accounting and regulatory filing matters.  Tax fees represent fees for services and out-of-pocket expenses related to tax compliance (or filing of the Company’s various income and franchise tax returns), tax planning, tax advice, and tax due diligence for acquisitions.  All other fees represent fees related to financial acquisition due diligence matters.

Please see the “Committees of the Board” section of this Proxy Statement for additional information about the Audit Committee.

The Board of Directors recommends a vote FOR this proposal. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required to approve this proposal.

Proposal 3. Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, provides the Company’s shareholders the opportunity at the Annual Meeting to vote on an advisory resolution on the compensation of the Company’s named executive officers. This advisory vote is commonly known as “Say-on-Pay”. Please see the “Executive Compensation” section of this Proxy Statement for additional information regarding the Compensation Committee and fiscal 2026 executive compensation. Since the vote is advisory, it will not be binding on the Compensation Committee or the Board of Directors; however, the Compensation Committee and the Board of Directors will take the results of the vote into account when reviewing the Company’s executive compensation plan and programs.

The Compensation Committee is committed to maintaining executive compensation plans and programs that enable the Company to attract and retain a superior management team with incentives targeted to build long-term shareholder value. The Company’s compensation plans and programs utilize a mix of base salary, short-term annual cash incentive awards and long-term equity-based incentive awards to align executive compensation with the Company’s annual and long-term performance. These plans and programs reflect the Compensation Committee’s philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, the Compensation Committee believes the Company’s executive compensation plans and programs do not encourage excessive risk-taking by management. The Board of Directors believes that this philosophy and practice have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time. For these reasons, the Board of Directors requests that shareholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement pursuant to SEC disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narratives accompanying the tables.

The Board of Directors recommends a vote FOR this proposal. The Board of Directors will give due consideration to the result of this non-binding advisory vote.

Proposal 4. Approval of LSI Industries Inc. 2026 Incentive Award Plan

Overview

The information provided herein is intended to assist our shareholders in deciding how to cast their votes on the 2026 Incentive Award Plan (the “Plan”). We adopted the Plan on August 19, 2026, subject to shareholder approval. Approval of the Plan requires the affirmative vote of the majority of the shares voting on the Plan at the Annual Meeting.

Equity-based awards are a fundamental component of our compensation programs for a broad population of LSI’s employees, directors and consultants. In light of our recent acquisition of Royston Group, the Board has determined that the adoption of the Plan, including an expanded share reserve as compared to our existing equity compensation plans, is necessary and appropriate in order to have an adequate number of shares available for grant to the expanded workforce of the combined company following the acquisition. Upon approval of the new Plan, no further awards will be made under LSI’s 2019 Omnibus Award Plan.

The Plan will allow the Company to continue to align compensation with shareholder interests, tie compensation to company performance, and create long-term participation in LSI’s future. Moreover, the Plan provides the Board with tools to motivate, attract and retain excellent personnel, on whom the Company’s success depends.

The use of equity awards as compensation allows the Company to conserve cash resources for other important purposes. Additionally, our share repurchases offset the potential dilutive impact of shares issued under the Plan.

The Plan contains provisions we believe are consistent with best practices in equity compensation and which we believe further protect our shareholders’ interests, including the following:

■

The Plan prohibits any alteration or amendment that would increase the number of shares of common stock available under the Plan without shareholder approval, other than in the context of an equitable adjustment.

■

Options and stock appreciation rights have a term of no greater than ten years and may not be granted with an exercise price or base price that is less than the fair market value of our common stock on the date of grant.

■	The Plan provides for minimum vesting periods of at least one year on all awards granted under the Plan, with limited exceptions as described elsewhere in this proposal.
■

Underwater awards may not be repriced, replaced, cashed out or re-granted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

■

Shares withheld from awards under the Plan to satisfy the exercise price or tax withholding amounts due upon exercise of an option or stock appreciation right will not be recycled or added back to the share limit authorized under the Plan.

■	Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.
■	The Plan includes a non-employee director compensation limit that generally restricts the cash and stock-based compensation granted to any non-employee director in any given year.
■	The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance can be automatically replenished.
■	The Plan does not provide for automatic grants to any individual.
■	The Plan does not provide for any tax gross-ups.

If the Plan is approved, it will be the sole LSI equity incentive plan under which equity-based incentive awards may be granted following approval. Accordingly, upon approval, the Plan will replace the 2019 Omnibus Award Plan (the “2019 Plan” and, together with all prior Company equity compensation plans collectively, the “Prior Plans”) and no further awards will be granted thereunder. Awards granted under the 2019 Plan before shareholder approval of the Plan will reduce the number of shares available under the Plan on a one-for-one basis. Outstanding awards under the 2019 Plan will continue to be governed by the terms of the 2019 Plan. If the Plan is not approved by shareholders, the 2019 Plan will continue in effect, and we will continue to make grants under the 2019 Plan until all shares available thereunder have been issued or the 2019 Plan expires.

The Plan authorizes the issuance of 2,100,000 shares, less one share for each share subject to an award granted under the Prior Plans after October 6, 2026. In addition, any shares of common stock covered by an award that was granted under a Prior Plan or that is granted under the Plan and which are forfeited, cancelled, or is settled for cash or expire, in each case, after October 6, 2026, shall be added, or added back, as applicable, to the shares of common stock authorized for issuance under the Plan and again be available. Furthermore, shares tendered for payment of or withheld after October 6, 2026 in satisfaction of the tax withholding amounts due upon vesting or settlement of any full-value award (i.e., an award which is not an option or stock appreciation right) that is granted under the Plan or a Prior Plan will be added, or added back, as applicable, to the shares of common stock authorized for issuance under the Plan and again be available for awards under the Plan. For additional information about the shares that may be added to the shares of common stock authorized for issuance under the Plan, see the discussion below under the heading “— Award Limitations.”

If this proposal is not approved, the Plan will not become effective, the 2019 Plan will remain in effect, and we will continue to grant awards thereunder until the current share reserve under the 2019 Plan is exhausted or the 2019 Plan expires. If the Plan is approved, we intend to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of our common stock issuable under the Plan.

Share Usage

As of September 29, 2026, there were

579,240 shares of our common stock available under all of the Company’s outstanding equity plans, including the 2019 Omnibus Award Plan. The following table includes more specific information regarding outstanding equity awards and shares available for future awards under all outstanding equity plans as of September 29, 2026. Information relating to outstanding equity awards includes inducement awards made outside of outstanding equity plans.

Key Stock Plan Data
Shares underlying outstanding stock options:	609,341
Weighted average exercise price of outstanding stock options:	$8.07
Weighted average remaining contractual life of outstanding stock options (years):	4.57
Shares subject to outstanding, unvested full-value awards at target:	745,692
Shares available for grant:	579,240
Proposed share reserve under the Plan (1):	2,100,000
Basic shares of common stock outstanding as of the record date (2):	37,304,713

(1)

2,100,000 shares is comprised of 1,520,760 new shares and 579,240 shares rolled over from Prior Plans. The proposed share reserve will be reduced by one share for each share subject to any award granted under the Prior Plans after September 29, 2026. As of September 29, 2026, there were 579,240 total shares available for future grant under the 2019 Plan. Upon shareholder approval of the Plan, no further awards will be granted under any Prior Plan.

(2)	The number of shares of common stock outstanding is not expected to materially change from the date shown here until the record date.

The following table sets forth information regarding the share usage for each of the last three fiscal years under all awards reported in our Form 10-Ks for such fiscal years. The share usage (or "burn rate") has been calculated as the quotient of (i) the sum of (x) all options and SARs granted in such year, (y) all service-based restricted stock or stock units (“Service-based RS/RSUs”) granted in such year, and (z) the number of performance-based restricted stock or stock units (“Performance RS/RSUs”) earned in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year.

	Year Ended June 30,			3-Year
Share Usage Data	2026	2025	2024	Average
Stock Options granted	-	-	255,000	85,000
Service-based RS/RSUs granted	85,958	107,216	126,834	106,670
Deferred compensation shares	89,416	113,807	131,298	111,507
Performance RS/RSUs granted	121,440	160,828	205,251	162,506
Performance RS/RSUs earned	250,005	409,494	181,300	280,266
Weighted-average basic shares of common stock outstanding	36,971,819	30,054,500	29,222,414	32,416,244
Share Usage	.80	1.27	2.46	1.50

Dilution and Expected Duration

The Board recognizes the impact of dilution on our shareholders and has evaluated the proposed share reserve under the Plan carefully in the context of our need to attract and retain talented employees, executives and directors and to motivate and reward key personnel for achieving our business objectives and strategic priorities.

The potential dilution to our shareholders resulting from the Plan as of June 30, 2026, is approximately 4.0% which we consider reasonable and necessary to realize the intended purposes of the Plan and our compensation programs and philosophy. (Dilution here is calculated as the sum of the incremental share request under the Plan (the “numerator”) divided by the sum of the numerator and basic common shares outstanding, with all data as of June 30, 2026.)

The Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic priorities. In particular, in light of our acquisition of Royston, the Board has determined that the proposed share reserve is necessary and appropriate in order to have an adequate number of shares available for grant to the expanded workforce of the combined company following the transaction.

We expect that the proposed share reserve under the Plan will provide an adequate number of shares of common stock to fund our equity compensation needs for at least three years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix, hiring and promotion activity, particularly at the executive level, the rate at which shares are returned to the Plan’s reserve under permitted addbacks, the future performance of our stock price, and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

The Compensation Committee retained FW Cook, its independent compensation consultant, to assist in the design of the Plan and the determination of the number of shares of common stock available for issuance under the Plan. FW Cook reviewed, among other things, the terms of the Plan, potential dilution, potential burn rate and our historical grant practices. Based on its analysis, FW Cook expressed its support for the Plan, including the number of shares of common stock available for issuance under the Plan.

As of September 29, 2026, the per share closing price of our common stock was $20.83.

Shareholder Approval Requirement

Shareholder approval of the Plan is necessary in order for us to meet the shareholder approval requirements of the Nasdaq Stock Market.

Summary of Terms of the Plan

The following summarizes the terms of the Plan and does not purport to be a complete description. The following summary is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Annex A.

Purpose

The purpose of the Plan is to promote the success and enhance the value of LSI by linking the personal interest of participants to those of LSI shareholders and by providing participants with an incentive for outstanding performance to generate superior returns to LSI shareholders. The Plan is further intended to provide flexibility to LSI in its ability to motivate, attract, and retain the services of individuals upon whose judgment, interest, and special effort the successful operation of LSI is largely dependent.

Administration

The Plan is administered by our Compensation Committee (collectively, the “Committee”). Until otherwise determined by the Board, the Committee consists solely of two or more Board members who are Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) and “independent directors” under the rules of the Nasdaq Stock Market. The Board or the Committee may delegate to a committee of one or more Board members or one or more LSI officers the authority to grant or amend awards under the Plan to participants other than (i) senior LSI executives who are subject to Section 16 of the Exchange Act, and (ii) LSI officers or directors to whom the authority to grant or amend awards under the Plan has been delegated.

The Committee has the exclusive authority to administer the Plan, including the power to (i) determine participants under the Plan, (ii) determine the types of awards granted to participants under the Plan, the number of such awards, and the number of shares of common stock of LSI (the “common stock”) subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the Plan, including the vesting schedule, exercise price and whether to offer cash in exchange for an award, and (iv) adopt rules for the administration, interpretation and application of the Plan.

Eligibility

Persons eligible to participate in the Plan include all employees, consultants and non-employee directors of LSI and its subsidiaries, as determined by the Committee, though only employees will be eligible to be granted incentive stock options (as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)). As of the record date, there were approximately 3,000 employees (including three executive officers) and six non-employee directors who were eligible to participate in the Plan pursuant to the terms of the Plan. Historically, the Company has generally only granted awards under the Prior Plans to full-time employees and non-employee directors.

Award Limitations

Subject to the adjustment provisions as described in more detail below, the maximum aggregate number of shares of common stock that may be subject to awards granted under the Plan is 2,100,000 shares of common stock. The number of shares available for issuance may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Award Adjustments.”

The shares of common stock covered by the Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. If an award or portion thereof that was previously granted under any Prior Plan is forfeited (including a repurchase of an unvested award upon a participant’s termination of employment at a price equal to the par value of the common stock subject to the award or the price paid by a participant (or lower price), as adjusted for corporate events), cancelled, or expires or is settled for cash or, except with respect to options or stock appreciation rights, is tendered for payment of or withheld in satisfaction of the tax withholding amounts due upon vesting or settlement of the award, any shares of common stock subject to such award or portion thereof will be added, or added back, as applicable, to the number of shares of common stock that may be subject to awards granted under the Plan and may be used again for new grants under the Plan.

Notwithstanding the foregoing, the following shares of common stock are not added or added back to the shares of common stock authorized for grant as described above: (i) shares of common stock tendered by the participant or withheld by LSI in payment of the purchase price of an option, (ii) shares of common stock tendered by the participant or withheld by LSI to satisfy any tax withholding obligation with respect to a stock option or stock appreciation right, (iii) shares of common stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof, and (iv) shares purchased in the market with the proceeds from any exercise of an option.

Director Compensation Provisions

The Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the Plan’s limitations. The Committee may modify non-employee director compensation from time to time in the exercise of its business judgment, taking into account factors, circumstances and considerations as it deems relevant from time to time, provided that the sum of any cash or other compensation and the grant date fair value of any equity awards granted as compensation for services as a non-employee director during any fiscal year may not exceed $500,000 as to any individual non-employee director. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Awards

The Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, performance cash-based awards, dividend equivalents, stock payments, deferred stock units and restricted stock units. No determination has been made as to the types or amounts of future awards that will be granted to specific individuals pursuant to the Plan.

Stock Options

Stock options, including incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options may be granted pursuant to the Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the Plan will not be less than 100% of the fair market value of the common stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than ten (10) percent of the total combined voting power of all classes of LSI common stock (the “Ten Percent Owner”), whereupon the exercise price of such incentive stock options will not be less than 110% of the fair market value of the common stock on the date of grant. Incentive stock options and nonqualified stock options may be exercised as determined by the Committee, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options. Nonqualified stock options may be exercised as determined by the Committee. Upon the exercise of a stock option, the exercise price must be paid in full in cash, by tendering or having withheld previously-acquired or then-issuable shares of common stock with a fair market value at the time of exercise equal to the aggregate exercise price of the option or the exercised portion thereof or by tendering other property acceptable to the Committee. A maximum of 2,100,000 shares of common stock may be granted in the form of incentive stock options under the Plan.

Restricted Stock

Restricted stock awards may be granted pursuant to the Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Committee (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights (as determined by the Committee) with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee. No dividends may be paid on awards of restricted stock that are subject to vesting conditions unless and until such conditions are met.

Stock Appreciation Rights

A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of common stock on the date of exercise of the SAR over (B) the fair market value of a share of common stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of common stock subject to the SAR. Such payment will be in the form of common stock or cash and shall satisfy all of the restrictions imposed by the Plan upon stock option grants. Each SAR must be evidenced by a written award agreement with terms and conditions consistent with the Plan. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR shall not exceed ten years.

Restricted Stock Units

Restricted stock units may be granted pursuant to the Plan, typically without consideration from the participant or for a nominal purchase price. Restricted stock units may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Committee. Like restricted stock, except as described below, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied. No dividend equivalents may be paid on awards of restricted stock units that are subject to vesting conditions unless and until such conditions are met. Restricted stock units may be paid in shares of stock.

Deferred Stock Units

The Committee is authorized to grant deferred stock units. Awards of deferred stock units are denominated in unit equivalents of shares of common stock and vest pursuant to a vesting schedule or performance goals or performance measures as determined by the Committee. The shares of common stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no rights as shareholders with respect to the deferred stock units until the time when vesting conditions are satisfied.

Other Incentive Awards

The other types of awards that may be granted under the Plan include performance shares, performance stock units, dividend equivalents, and stock payments. Dividend equivalents may not be granted on shares of common stock subject to options or SARs. Dividend equivalents granted in connection with awards that are subject to vesting conditions will only be paid to the extent that the vesting conditions are subsequently satisfied and the related award vests.

Performance Criteria

The Committee may grant any award other than a stock option or a SAR under the 2026 Incentive Award Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The Committee may consult with senior management prior to establishing performance goals with reference to one or more of the following:

●	net earnings or net income (before or after taxes);

●	basic or diluted earnings per share (before or after taxes);

●	net revenue or net revenue growth;

●	gross revenue, gross revenue growth;

●	gross profit or gross profit growth;

●	net operating profit (before or after taxes);

●	return measures (including, but not limited to, return on investment, assets (including net assets), capital, invested capital, equity or sales);

●	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

●	earnings before or after taxes, interest, depreciation, and/or amortization;

●	gross or operating margins;

●	productivity ratios;

●	share price (including, but not limited to, growth measures and total shareholder return);

●	expense targets;

●	operating efficiency;

●	objective measures of customer satisfaction;

●	working capital targets;

●	measures of economic value added;

●	inventory control;

●	shareholder return;

●	sales;

●	enterprise value;

●	competitive market metrics;

●	employee retention;

●	timely completion of new product rollouts;

●	timely launch of new facilities;

●

objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, expansions of specific business operations and meeting divisional or project budgets);

●	any other objective or subjective criteria, including individual performance criteria, as determined by the Committee; or

●	any combination of the foregoing.

Minimum Vesting Requirement

Awards granted under the Plan (other than cash-based awards) may not vest earlier than the first anniversary of the grant date, subject to the plan administrator’s ability to provide for acceleration of vesting, including upon a change in control, death, disability, or retirement. The following awards, however, are exempt from such minimum vesting requirement: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards to non-employee directors that vest on the earlier of the first anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after such grant, and (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan.

Dividends; Dividend Equivalents

Notwithstanding anything to the contrary, if an award provides for a right to dividends or dividend equivalents, any dividends or dividend rights will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.

Transfers

Awards cannot be assigned, transferred, or otherwise disposed of by a participant other than: (a) by will or the laws of descent and distribution, (b) pursuant to beneficiary designation procedures approved from time to time by the Committee, (c) to the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (d) to a trust for the benefit of the participant and/or one or more of the persons referred to in clause (c), (e) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (c) are the only partners, members or shareholders or (f) for charitable donations. Such permitted transfers cannot be for monetary consideration and such permitted assignees shall be bound by and subject to all of the terms and conditions of the Plan and any applicable award agreement.

Award Adjustments

If there is a nonreciprocal transaction between LSI and its shareholders such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, then the Committee shall make equitable adjustments (if any), as the Committee in its discretion may deem appropriate, to the number and type of securities subject to each outstanding award under the Plan, the exercise price or grant price of such outstanding award (if applicable) and the aggregate number and kind of shares that may be issued under the Plan.

If there is any other distribution, merger, consolidation, combination, exchange or other corporate event affecting the common stock or the share price of the common stock (other than a nonreciprocal transaction as described above), the Committee:

■

may equitably adjust the aggregate number and type of shares of common stock subject to the Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share of outstanding awards (if applicable);

■	may provide for the termination of any award in exchange for an amount of cash and/or other property equal to the fair value of the applicable award;
■	may provide for the replacement of any award with other rights or property selected by the Committee in its sole discretion;
■	may provide that all awards shall be exercisable, payable, or fully vested as to all shares of common stock covered thereby;
■

may provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the Plan or shall substitute similar awards for those outstanding under the Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

■

may make adjustments (i) in the number and type of shares of common stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options, and awards or future rights, options, and awards.

Change in Control

In the event of a change in control of LSI in which an award does not remain outstanding or is not assumed or an equivalent award is not substituted by a successor entity, then, immediately prior to the change in control, the award will become fully exercisable and all forfeiture restrictions on such award shall lapse.

Amendment and Termination

The Committee, subject to approval of the Board, may terminate, amend, or modify the Plan at any time; provided, however, that shareholder approval will be obtained (i) for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (ii) except as permitted by the adjustment provision described above, to increase the number of shares of common stock available under the Plan, (iii) except as permitted by the adjustment provision described above, to reduce the per share exercise price of an award, and (iv) except as permitted by the adjustment provision described above, to grant an award or cash in exchange for the cancellation or surrender of an option or a stock appreciation right when the exercise or base price exceeds the fair market value of the underlying shares. Amendments, generally, cannot materially adversely affect a previously granted award without the prior written consent of the participant.

The Plan provides that in no event may an award be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan was approved by our Compensation Committee, which occurred on August 19, 2026.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Non-Qualified Stock Options

For federal income tax purposes, if participants are granted non-qualified stock options under the Plan, participants generally will not have taxable income on the grant of the option, nor will LSI be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and LSI expects that it will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is expected to be no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of shares acquired upon exercise of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to LSI, unless participants dispose of the shares of common stock before the later of (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and LSI expects that it will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. LSI will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Stock Appreciation Rights

Like nonqualified stock options, participants are not expected to be taxed upon grant of SARs, but will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares or other property received upon exercise. LSI expects that it will be entitled to a tax deduction equal to the ordinary income realized by the participant.

Restricted Stock

If the restricted stock is not freely transferable and is subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), then the participant will not recognize any income at the time of the award until the restrictions lapse (or unless the recipient elects to accelerate the recognition as of the date of grant). LSI expects that it will be entitled to a tax deduction equal to the ordinary income realized by the participant. However, a Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code within 30 days from the date of the grant to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. LSI expects that it would be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

Deferred Stock Units and Restricted Stock Units

Generally, a participant will not be subject to tax upon the grant of a deferred stock unit award or a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a deferred stock unit award or a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) he actually receives with respect to the award. LSI will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections. Deferred stock units and restricted stock units may be subject to Section 409A of the Code, and the failure of any award of such units that is subject to Section 409A to comply with Section 409A may result in taxable income to the participant upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code and certain interest penalties may apply.

Section 280G of the Code

Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. LSI expects that it will generally have a corresponding deduction at the time the participant recognizes income provided that the income is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Section 409A of the Code

Generally, to the extent that deferrals of awards fail to meet certain requirements under Section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Section 409A of the Code are satisfied. It is our intent that awards under the Plan will be structured and administered in a manner that complies with or is exempt from the requirements of Section 409A of the Code.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, stock option exercises, and restricted stock vesting) for certain current or former executive officers exceeds $1 million in any one taxable year. Although the Committee may take action to limit the impact of Section 162(m) of the Code, it also believes that deductibility of executive compensation is only one of several important considerations in setting compensation and reserves the right to approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of LSI or our shareholders.

State, local and non-U.S. tax consequences may in some cases differ from the U.S. federal tax consequences. The foregoing summary of the income tax consequences in respect of the Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

New Plan Benefits

If the 2026 Incentive Award Plan is approved by our shareholders, awards under the Plan will be determined by the Committee in its discretion, and it is, therefore, not possible to predict the awards that will be made to particular officers in the future.

If our shareholders approve the 2026 Incentive Award Plan, we intend to continue to make the grants described in the Plan to our non-employee directors. Our non-employee directors are identified in Proposal 1 in this proxy statement and the grants are captured in the table below. The following table discloses the benefits and amounts which either: (i) were received by or allocated to the following persons or groups in fiscal 2026; or (ii) would have been received by or allocated to the following persons or groups in fiscal 2026. These awards are not necessarily representative of future awards that may be made under the 2026 Incentive Award Plan.

Named Executive Officers and Non-Employee Directors
Name and Principal Position	Dollar Value	Number of Units
James A. Clark
President and CEO	$1,500,000	77,720
James E. Galeese
Executive Vice President, Chief Financial Officer	$540,000	27,980
Thomas A. Caneris
Executive Vice President, Human Resources and General Counsel	$440,000	22,798
Executive Officers as a Group (currently three persons)	$2,480,000	128,497
Non-employee Directors as a Group (currently six persons)	$540,000	28,026
Non-executive Employees as a Group (approximately nine persons)	$3,326,530	172,360

Equity Compensation Plan Information

The following presents information about the Company’s equity compensation plans as of June 30, 2026.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under plans (excluding securities in column (a)) (c)
Equity compensation plans approved by security holders	1,272,512	$11.98	994,651
Equity compensation plans not approved by security holders
Total	1,272,512	$11.98	994,651

Interests of Certain Persons in the Proposal

As indicated above, our executive officers and our non-employee directors each of whom is identified elsewhere in this proxy statement are eligible to receive discretionary grants under the 2026 Incentive Award Plan and thus have an interest in the approval of the Plan. Please see “New Plan Benefits” above.

The Board of Directors recommends a vote FOR this proposal. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required to approve this proposal.

NOMINEES FOR BOARD OF DIRECTORS

The following individuals have been nominated for election by the Board of Directors as recommended by the Nominating and Corporate Governance Committee. Each nominee is currently a member of the Board of Directors.

The Board of Directors recommends a vote FOR each of the seven nominees. The seven nominees receiving the greatest number of votes will be elected.

Robert P. Beech (age 73) has been a Director since July 2013. Mr. Beech is currently the President of PentaBeech, LLC, a privately held strategy and innovation advisory firm. Mr. Beech was formerly the Executive Chairman of Eccrine Systems, Inc., a privately held Cincinnati-based biotechnology company that he co-founded in 2013. Mr. Beech was engaged as Entrepreneur-in-Residence for life sciences at CincyTechUSA from 2013 to 2020. From 2004 through 2012 he was a senior executive at Precigen, Inc. (formerly Intrexon Corporation), when it was a privately held biotechnology company based in Maryland. Prior to 2003, he was Chief Executive Officer of Digineer, Inc., an international healthcare IT software and services company he founded in 1986 and led until 2002. The Board believes that Mr. Beech’s substantial experience leading high-technology ventures as a CEO or senior corporate executive qualify him to serve on the Board. He serves as Chair of the Company’s Nominating and Corporate Governance Committee and is a member of the Audit Committee.

Ronald D. Brown (age 73) has been a Director since November 6, 2018. He served as Interim Chief Executive Officer of the Company from April 23, 2018 to November 1, 2018. Mr. Brown served as Interim President & CEO of Cincinnati Incorporated from July 2020 to December 2020. Cincinnati Incorporated is a privately owned machine tool company. Mr. Brown has been serving as Chairman of Master Chemical Corporation, a global manufacturer of metalworking and forming fluids, since May of 2024. He served from March 2017 to 2018 as Vice Chairman of The Armor Group, Inc. which he joined in 2013 as chief operating officer. The Armor Group, Inc. manufactures equipment and products and provides related services to a variety of industrial markets. Mr. Brown was Chairman and Chief Executive Officer of Milacron Inc. (NYSE) from 2001 to 2008 and President and Chief Operating Officer of Milacron Inc. from 1999 through 2001. Milacron is a supplier of plastic processing and metalworking fluid technologies. Mr. Brown served as a director of A. O. Smith Corporation (NYSE) from 2001 until his retirement in April of 2026. A. O. Smith manufactures and markets comprehensive lines of water heaters and water treatment products. He also joined the James Advantage Funds Trust in 2014 as an independent trustee and serves on its Audit and Governance and Compensation Committees. The Board believes that Mr. Brown’s experience as the chief executive officer and chairman of a publicly held company provides valuable insight as to the issues and opportunities facing the Company. Further, he has international and manufacturing experience with The Armor Group and in his previous positions at Milacron. In addition, Mr. Brown has experience as a chief financial officer and a corporate attorney. The Board also believes that his legal background makes him well-suited to address legal and governance requirements of the SEC and NASDAQ. Mr. Brown serves on the Company’s Executive Committee and is Chair of the Compensation Committee.

James A. Clark (age 62) has been Chief Executive Officer and President since November 2018 and a Director since January 2019. Mr. Clark previously served as President and CEO at Alliance Tire Americas, Inc. (a KKR portfolio company) and as Managing Director at Dunes Point Capital.  Mr. Clark has over 25 years of experience as a senior operating executive in global manufacturing and product services companies. Prior to joining Dunes Point Capital, he served as Vice President of Strategy and Corporate Development at Rexel Holdings USA, where he was responsible for the strategic planning and M&A activities for REXEL’s $3.5 billion of revenues in U.S. operations. Prior to joining REXEL, Mr. Clark served in several senior executive positions with United Technologies Corporation (UTC) and General Electric (GE), including President of Electronic Security Products Group and CMO- VP of Global Sales for GE Security. He holds a BA in Business from The State University of New York – Regents and participated in postgraduate study programs at Northwestern University - Kellogg School of Management and the University of Virginia - Darden School of Business. The Board believes that Mr. Clark's substantial management and operating experience, as well as his position as our Chief Executive Officer, qualify him to serve on the Board. Mr. Clark is a member of the Company’s Executive Committee.

Amy L. Hanson (age 68) has been a Director of the Company since January 2019. Ms. Hanson is currently the CEO of Amy Hanson Advisory Services, a retail management strategic services consulting firm, since April 2016. Ms. Hanson also serves on the boards of Messer, Inc. (one of the Midwest’s largest construction companies), Strivve, Inc. (formerly Switch Inc.), a Seattle based fin-tech start up, and Credit First National Association (CFNA), a bank subsidiary of Bridgestone Americas.  Previously she was an Executive Vice President and Corporate Officer for Macy’s Inc., a leading department store retailer with over 680 stores throughout the US for over 30 years. Ms. Hanson had responsibilities for leading financial, credit and customer services for Macy’s. During her career at Macy’s, she also had direct responsibilities for procurement, real estate, store planning, design and construction as well as serving as Vice Chairman for Macy’s North. The Board believes that Ms. Hanson’s insight and experience in finance, strategic planning, and leadership through times of change, acquisitions and mergers for Macy’s qualify her to serve on the Board, as well as chair the Audit Committee, and as a member of the Nominating and Corporate Governance Committee.

Chantel E. Lenard (age 57) has been a Director of the Company since June 2020. Ms. Lenard presently serves as a Lecturer of Marketing in the MBA program at the University of Michigan Ross School of Business. Ms. Lenard retired from Ford Motor Company (NYSE: F) in 2017, having served as the top marketing executive for Ford in both the U.S. and Asia. From 2013 to 2017, Ms. Lenard held the position of U.S. Chief Marketing Officer, leading the organization’s pricing, promotions, media, digital marketing, product strategy, and consumer experience activities. From 2010 to 2013, Ms. Lenard was based in Shanghai, China, as Vice President of Marketing for Ford’s Asia Pacific and Africa operations, where she led the marketing activities for 11 countries across the region. In addition to her marketing roles, Ms. Lenard held a number of leadership positions in strategy, sales, finance, and purchasing during her 25-year career with Ford. Ms. Lenard presently serves as a member of the Board of Directors of TTM Technologies Inc. (NASDAQ: TTMI) and previously served as a Director for Uni-Select, Inc. (TSX: UNS) and Charge Enterprises (NASDAQ:CRGE). In 2023, she completed the National Association of Corporate Directors’ CERT Certification program in Cyber-Risk Oversight. The Board believes that Ms. Lenard’s substantial marketing and management experience, particularly her leadership positions in strategy, sales, finance, and purchasing, qualify her to serve on the Board as well as on the Audit Committee and Compensation Committee.

Ernest W. Marshall, Jr. (age 57) was elected as a member of the Board effective August 17, 2022. Mr. Marshall, Jr. served as the Executive Vice President and Chief Human Resources Officer at Eaton Corporation plc located in Cleveland, Ohio from July 2018 to September 2025. He was Vice President of Human Resources of GE Aviation at the General Electric Company from August 2013 to April 2018. Mr. Marshall, Jr. has served as a director of Republic Bancorp (Nasdaq: RBCAA) since 2020. The Board believes that Mr. Marshall, Jr.’s substantial experience in human resources management qualifies him to serve on the Board as well as on the Compensation Committee.

Wilfred T. O'Gara (age 69) has been a Director since January 1999 and was appointed Chairman in August 2018. Mr. O’Gara is the Managing Director of Buffalo Fork Holdings, LLC, an investment company. He previously served as Chief Executive Officer of Isoclima SpA from July 2017 to August 2018. Isoclima SpA produces transparent armor and other specialized glass and polycarbonate products for military and civilian armored vehicles. Prior to joining Isoclima, Mr. O'Gara served as Vice Chairman of The O’Gara Group, a security and defense related firm, from 2016 until July 2017 and he was the President and Chief Executive Officer from 2003 to 2017. Mr. O’Gara meets the criteria of an “audit committee financial expert” under SEC guidelines given his understanding of accounting and financial reporting, disclosures and controls. The Board believes that Mr. O’Gara’s independence from management, experience as a successful principal executive and his designation as an audit committee financial expert make his service integral to the Board. He serves on the Company’s Executive Committee and the Nominating and Corporate Governance Committee.

Board Qualifications and Succession Planning

The Nominating and Corporate Governance Committee periodically reviews the skills, experience and characteristics required of Board members in the context of the current make-up of the Board and screens and recommends nominees for director to the full Board. Its assessment includes the skills of Board candidates, such as an understanding of technologies pertinent to the Company’s businesses, manufacturing, marketing, finance, regulation and public policy, experience, age, and ability to provide strategic insight and direction on the Company’s key strategic initiatives. In addition to skills and experience, Board candidates are considered based upon various criteria, such as their personal integrity and judgment, business and social perspective, and concern for the long-term interests of the Company’s shareholders. After receiving recommendations for nominations from the Committee, the Board nominates candidates for Director. The Committee, or other members of the Board of Directors, may identify a need to add new members to the Board of Directors with specific skills or to fill a vacancy on the Board. At that time, the Committee would initiate a search, seeking input from Board members and senior management and, to the extent it deems appropriate, engaging a search firm. An initial qualified candidate or a slate of qualified candidates may be identified through this process and presented to the Committee for its evaluation and approval. The Committee would then seek full Board approval of the selected candidate.

EXECUTIVE OFFICERS

The following are the Company’s current executive officers (not including our CEO, James A. Clark, whose biographical information is set forth above under “Nominees for Board of Directors”) and the named executive officers as identified in the compensation tables in the Compensation Discussion and Analysis section of this proxy statement.

Thomas A. Caneris (age 64) joined the Company as its Senior Vice President, Human Resources and General Counsel and Secretary in August 2019. He was named as an Executive Vice President , Human Resources and General Counsel and Secretary in August 2021. Prior to joining the Company, Mr. Caneris served as Senior Vice President Human Resources, General Counsel & Secretary of PharMerica Corporation (NYSE:PMC), a pharmacy services provider from August 2007 to April 2019. Mr. Caneris received his J.D. from the University of Cincinnati College of Law.

James E. Galeese (age 69) joined the Company as its Executive Vice President and Chief Financial Officer in June 2017. Mr. Galeese, from 2014 to June 2017, served as Vice President, Chief Financial Officer, and as a Director of privately held Universal Trailer Holding Corporation (manufacturer of trailers for the hauling requirements of businesses and individuals). He was with Philips Electronics NV from 1998 to 2014 as Senior Vice President and Chief Financial Officer for its North American Lighting business and its Electronics business. Prior to that, Mr. Galeese served in the financial Controllership organization of Square D Company / Schneider Electric. He graduated from Miami University with a degree in Business Administration and obtained an MBA from Xavier University. Mr. Galeese has announced he intends to retire in the August 2027 timeframe.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s Common Shares as of September 29, 2026 by each person or group known by the Company to beneficially own more than five percent of the outstanding Common Shares, each Director, each Named Executive Officer, and all Directors and Named Executive Officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to stock options within sixty days of September 29, 2026 are deemed outstanding for purposes of determining the number of outstanding shares for such person and are not deemed outstanding for such purpose for any other shareholder. Unless otherwise indicated below, the address of each beneficial owner is c/o LSI Industries Inc., 10000 Alliance Road, Cincinnati, Ohio 45242.

Name of Beneficial Owner	Common Shares Beneficially Owned	Percent Beneficially Owned
FMR LLC 245 Summer Street Boston, MA 02210 (1)	3,986,196	10.9%
Systematic Financial Management LP 300 Frank W. Burr Blvd., 7th Floor Teaneck, NJ 07666 (2)	2,378,909	6.7
Accretive Capital Management LLC Richard E. Fearon, Jr. 85 Wall Street Madison, CT 06443 (3)	2,287,998	7.7
Blackrock, Inc. 50 Hudson Yards New York, NY 10001 (4)	2,658,025	7.0
Royce & Associates LP One Madison Avenue New York, NY 10010 (5)	1,836,591	5.0
Directors
Robert P. Beech	105,551	*
Ronald D. Brown	74,363	*
Amy L. Hanson	65,319	*
Chantel E. Lenard	36,773	*
Ernest W. Marshall, Jr.	19,352	*
Wilfred T. O'Gara	103,516	*
Named Executive Officers
James A. Clark	692,072	1.9
James E. Galeese	297,354	*
Thomas A. Caneris	353,568	*
Directors and NEOs as a Group (6)	1,747,868	4.7

*Less than 1%

(1) Based on Schedule 13G filed on or about July 8, 2026.

(2) Based on Schedule 13G/A filed on or about August 14, 2026.

(3) Based on Schedule 13D/A filed on or about September 23, 2021. Includes 1,580,360 shares held directly by Accretive Capital Partners, LLC (“ACP”) and 61,071 shares held directly by Accretive Capital Catalyst, LLC (“ACC”), of which Accretive Capital Management, LLC (“ACM”) is the manager, and Mr. Fearon is the managing member of Accretive Capital Management, LLC. ACM shares voting and dispositive power with respect to 1,641,431 shares. ACP shares voting and dispositive power with respect to 1,580,360 shares. ACC shares voting and dispositive power with respect to 61,071 shares. Fearon shares voting and dispositive power with respect to 2,287,998 shares.

(4) Based on Schedule 13G/A filed on or about July 29, 2026.

(5) Based on Schedule 13G filed on or about July 22, 2026.

(6) Amounts in the table include shares of common stock which may be acquired upon the exercise of stock options which have vested or will have vested within 60 days of September 29, 2026: Clark – 76,271; Galeese – 0; Caneris – 135,332; Directors and NEOs as a group – 211,603.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, Directors, and persons who own more than ten percent of the Company’s Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file within two days of a transaction in shares of the Company.  Based solely upon its review of copies of such forms received by it, the Company believes that during fiscal 2026 all filing requirements were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section reviews the Company’s compensation philosophy and executive compensation and arrangements for fiscal 2026 that apply to the Company’s current Named Executive Officers (“NEOs”):

Name	Title
James A. Clark	Chief Executive Officer
James E. Galeese	EVP, Chief Financial Officer and Chief Accounting Officer
Thomas A. Caneris	EVP HR, General Counsel and Secretary

Fiscal 2026 Financial Performance Summary

Fiscal 2026 was a year of strategic growth and sustained profitability for the Company. In March 2026, we completed the acquisition of Royston Group (“Royston”), a leader in identity and equipment solutions for retail environments. Atlanta-based Royston is a vertically integrated provider of custom store fixtures, interior and exterior signage, and refrigerated and heated display cases. Royston marked the fourth strategic acquisition by the Company and positions the Company as the leading scaled platform in branded solutions. Additionally, in connection with the acquisition, the Company completed a $104 Million underwritten public offering of common stock to support the financing of the transaction.

The Company realized strong performance in fiscal 2026:

●	Achieving net sales of $689.4 million with adjusted earnings per diluted share of $1.25, compared to $1.07 in fiscal 2025.

●

Delivering margin expansion across adjusted operating income, adjusted net income and adjusted EBITDA, a non-GAAP financial measure. See Annex B for additional discussion and reconciliation of our non-GAAP measures.

●	Generating adjusted EBITDA of $69.7 million in fiscal 2026, an increase of 27% versus the prior year, with an adjusted EBITDA margin rate of 10.1%, or 50 basis points above fiscal 2025.

In March 2023, the Company issued its long-term Fast Forward Plan. The Fast Forward Plan called for the Company to achieve $800 million in revenue and adjusted EBITDA of $100 million in fiscal year 2028. This plan represented a 60% growth in revenue and a 100% growth in adjusted EBITDA.  The acquisition of Royston positioned the Company to deliver on the financial targets in the Fast Forward Plan two years ahead of schedule, with pro-forma trailing twelve-month September 2025 combined revenue for LSI-Royston of approximately $864 million and Adjusted EBITDA of approximately $95 million. This marks the second five-year plan that the Company met and delivered ahead of schedule. Consistent with our discussion of adjusted EBITDA elsewhere in this proxy statement, adjusted EBITDA is a non-GAAP financial measure, and Annex B includes further discussion of our use of non-GAAP measures.

Executive Compensation Philosophy and Design

The Compensation Committee reviews competitive market data for comparable executive level positions as a point of reference in its executive compensation decisions. The Committee also reviews the Company’s financial performance, individual NEO performance, and the Company’s competitive environment. The Committee considers compensation information disclosed by a peer group of companies and industry reference companies with which the Company competes for business and executive talent. The Committee also considers information derived from published survey data that compares the elements of each NEO’s target total direct compensation to the market information for executives with similar roles. FW Cook compiles this information for the Committee and adjusts the published survey data to reflect the Company’s revenue size in relation to the survey participants to more accurately reflect the scope of responsibility for each NEO.

The peer companies were selected primarily based upon the following criteria: (i) similar business operations/industry/competitors for investor capital, (ii) sales and market capitalization between approximately 1/3 and 4 times the Company’s sales and market capitalization, and (iii) competitors for executive talent. The Compensation Committee, with input from FW Cook, continued to use the same peer group that was used in the prior year. For fiscal 2026 compensation purposes, our peer group consisted of the following companies.

FY26 Peer Group
AAON Inc.	Gibraltar Industries, Inc.	Key Tronic Corporation
Ameresco, Inc.	CTS Corporation	Napco Security Technologies, Inc.
Broadwind, Inc.	Daktronics, Inc.	Powell Industries, Inc.
CECO Environmental Corp.	Eastern Company	Trex Company Inc.
Gorman-Rupp Company

In June 2026, the Compensation Committee approved an updated peer group based on the increased size and revenues of LSI in connection with its acquisition of Royston. The Compensation Committee considered this peer group in connection with fiscal year 2027 executive compensation determinations. The FY27 peer group includes the following companies.

FY27 Peer Group
Allient Inc.	Daktronics, Inc.	L.B. Foster Company
Ameresco, Inc.	Gibraltar Industries	Methode Electronics Inc.
Apogee Enterprises, Inc.	Gorman-Rupp Company	Orion Group Holdings Inc.
CECO Environmental Corp.	Hayward Holdings	Standex International Corp.
CTS Corp.	Janus International Group	Trex Company Inc.

Practices Implemented to Serve Shareholder Long-term Interests

The following tables summarize certain executive compensation governance practices that the Committee believes will drive financial performance and serve long-term shareholder interests.

Practices the Company Follows
Pay for performance	A significant portion of executive compensation is at-risk and tied to the achievement of various performance objectives that are disclosed to shareholders.
NEO salary levels set annually	The Company generally considers NEO salaries as part of its annual performance review process in an effort to be responsive to industry trends.
Balances short-term and long-term incentives

The Company’s incentive programs provide an appropriate balance of annual and longer-term incentives, with long term incentive compensation comprising a significant percentage of target total compensation.

Uses multiple performance metrics	The Company mitigates the risk of the undue influence of a single performance metric by utilizing multiple performance metrics for the short- and long- term incentive plans.
Caps award payouts	Cash incentive payouts under the short-term incentive plan are capped at 200% of target as are payouts under the long-term incentive plan.
Market-based approach for determining NEO target pay	Target compensation for NEOs is set after consideration of market data at peer group companies, industry reference companies and other market data.
Stock ownership and retention guidelines for all NEOs

The Company also maintains stock ownership guidelines for its directors and NEOs. Until the director or NEO meets their requirement, they must retain 50% of the net after-tax shares received from awards under the Company’s equity compensation plans.

Conducts a risk assessment

The Compensation Committee annually conducts a compensation risk assessment to determine whether the compensation program, or elements thereof, create risks that are reasonably likely to have a material adverse effect on the Company.

Acts through an independent Compensation Committee	The Compensation Committee is comprised entirely of independent directors and has retained an independent compensation consulting firm.

Practices the Company Prohibits
No excise tax gross-up payments	The Company does not enter into any new contractual agreements that include excise tax gross-up payments.
No re-pricing of options

The Company has never repriced or otherwise reduced the per-share exercise price of any outstanding stock options. Re-pricing of stock options is not permitted under our equity award plans without first obtaining approval from the shareholders of the Company. The Company and the Committee will not reprice underwater options without the consent of the Company’s shareholders.

No pledging or hedging of shares

The Company’s insider trading policy restricts Board members and executive officers from entering into hedging transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans. No Board member or executive officer implemented any pledges or hedging transaction.

No special perquisites to executives	The Company does not provide executives with benefit programs or perquisites that are not generally made available to all Company employees, except in limited circumstances.

Elements of Executive Compensation

As more fully described below, the Company’s executive compensation program consists of four elements: a competitive base salary benchmarked against a peer group of companies as well as industry reference companies and other relevant market data; a short-term cash incentive plan tied to the Company’s annual financial performance results; a long-term incentive plan utilizing equity in various forms; deferred compensation and customary benefits. The Company’s executive compensation program is designed to reward executives with top quartile pay for results which exceed the Company’s target performance goals and objectives.

The Committee has engaged FW Cook to assist in benchmarking each NEO’s total direct compensation opportunity, including all elements of executive compensation. The benchmarking considers peer group and industry reference company data and other relevant market data.

In general, the Company seeks to provide target compensation opportunities that are competitive with its peer group companies and other compensation data sources, as provided by FW Cook. There may be instances which indicate the need to pay above target level compensation and the Company is prepared to do so within reasonable limits. The Committee applies a collective, subjective evaluation of the above factors to determine the compensation level of each NEO in light of the Company’s performance and such NEO’s individual performance.  The Committee does not utilize a particular objective formula as a means of establishing annual base salary levels or any other element of compensation.

The following table summarizes the elements of the NEO compensation program.

Element	Form of Compensation	Purpose
Base Salary	Cash	Provides competitive, fixed compensation to attract and retain superior executive talent.
Short-Term Incentive Plan	Cash	Provides a direct financial incentive to achieve annual Company objectives.
Long-Term Incentive Plan	PSUs and RSUs

Encourages the executive team to earn, build and maintain a long-term equity ownership position through Company performance so that executive interests are aligned with shareholder interests. A portion of the awards are earned only if certain performance objectives are achieved.

Health, Retirement and Other Benefits

NEOs participate in benefit plans generally available to our employees, including the 401K plan; premiums paid on long-term disability and life insurance policies; and the Company also offers a nonqualified deferred compensation plan

Benefit plans are part of a broad-based employee benefits program; the nonqualified deferred compensation plan provides competitive benefits to our executive officers.

The Compensation Committee reviews the risk profile of the elements of the Company’s executive compensation program, including the performance metrics and objectives used in connection with incentive awards. The Committee considers the risks a NEO might be incentivized to take with respect to such elements, metrics and objectives. When establishing the mix among these elements, the Committee carefully calibrates the elements to avoid encouraging excessive risk taking. The Company’s executive compensation program is balanced between annual and long-term incentive compensation to ensure alignment with short-term objectives and with the Company’s long-term business plan and shareholder interests. The Committee also determines that the overall mix of equity-based awards has been allocated to promote an appropriate combination of retention and incentive objectives.

The Committee believes that the Company’s executive compensation program does not encourage the NEOs to engage in business activities or other behavior that might threaten the value of the Company or shareholder interests. The Committee regularly monitors and evaluates the mix of compensation, especially equity compensation, awarded to the NEOs and the extent to which such compensation aligns NEO interests with shareholder interests. In connection with this practice, the Committee has, from time to time, reconsidered the structure of the Company’s executive compensation program and the relative weighting of various elements of pay.  Please refer to the discussion in the “Compensation Mix” section.

Base Salary

The Compensation Committee reviews each NEO’s base salary, the scope of each NEO’s level of responsibility and potential, as well as base salary levels offered by competitors and the overall marketplace.  Base salary is set at a level that is market competitive in order to attract and retain highly qualified leaders. Base salary reflects the NEO’s scope of responsibility, breadth of experience, ability to contribute to, and impact corporate performance, and a demonstrated track record of individual performance.

The Compensation Committee adjusted the base salaries of the NEOs in fiscal 2026 as follows in light of strong performance outcomes in the prior fiscal years and to align base salaries with the market median for their respective positions.

Executive	2025 Base Salary	2026 Base Salary	Percent Increase
James A. Clark	$757,000	$779,710	3%
James E. Galeese	$436,000	$449,080	3%
Thomas A. Caneris	$417,000	$429,510	3%

Short-Term Incentive Plan

The Company’s annual short-term incentive plan (the “STIP”) provides for the payment of an annual cash incentive and motivates the NEOs to achieve and exceed the Company’s annual operating plan objectives. In August 2025, the Compensation Committee adopted the Fiscal Year 2026 Short Term Incentive Plan (the “FY26 STIP”). The performance criteria under the FY26 STIP are 100% performance based and as discussed below, are weighted eighty percent (80%) on adjusted EBITDA and twenty percent (20%) on net sales. Company performance is measured by comparing the Company’s actual adjusted EBITDA and net sales for the fiscal year ended June 30, 2026, to the target adjusted EBITDA and target net sales for the entire 2026 fiscal year as set by the Committee. The Committee views each of adjusted EBITDA and net sales as a measure that aligns with incentivizing growth in shareholder value creation. The Committee continues to believe that adjusted EBITDA remains an important performance criterion because it reflects operating performance and excludes items which can be outside of management’s direct influence or control, such as amortization of intangibles. Adjusted EBITDA also is a highly referenced and preferred performance metric with the shareholder and analyst community. Adjusted EBITDA is a non-GAAP financial measure. Please see Annex B for further discussion regarding our use of Non-GAAP measures. The Committee also continues to believe that net sales remain an important metric, because long-term, it measures the Company’s growth. FY26 STIP targets and results do not include the results of Royston and the Compensation Committee did not adjust any targets after the Company acquired Royston.

The FY26 STIP places a meaningful emphasis on EBITDA over net sales, with EBITDA weighted 80% and net sales weighted 20% of the total incentive. The Committee has prioritized increasing the profitability of current sales and seeking adequate margins on new growth opportunities. The Company’s adjusted EBITDA performance of $61.3 million exceeded the target of $58.0 million, resulting in a payout of 156.1% of target opportunity. Fiscal 2026 revenues of $615.9 million exceeded the target of $601.3 million, resulting in a payout of 148.6% of target opportunity. The weighted incentive payout for both metrics was 154.6% of target opportunity. As noted above, Royston’s results are not included in the results of the FY26 STIP set forth in the tables below:

FY26 STIP Performance Metrics

Performance Metric	Threshold Achievement (millions)	Target Achievement (millions)	Maximum Achievement (millions)	Actual Results (millions)	STIP Payout Percentage
Adjusted EBITDA (80% weighting)	$49.3	$58.0	$63.8	$61.3	156.1%
Net Sales (20% weighting)	$541.2	$601.3	$631.3	$615.9	148.6%

FY26 STIP Potential Payout Levels

Executive	Threshold Achievement – 50% of Target (% of base salary)	Target Achievement (% of base salary)	Maximum Achievement – 200% of Target (% of base salary)
James A. Clark	40	80	160
James E. Galeese	25	50	100
Thomas A. Caneris	25	50	100

FY26 STIP Actual Payouts

Executive	Actual Bonus Payment	Percent of Target Opportunity
James A. Clark	$964,345	154.6%
James E. Galeese	$347,139	154.6%
Thomas A. Caneris	$332,011	154.6%

Long-Term Incentive Plan (LTIP)

The Company’s long-term incentive plan (the “LTIP”) provides for the award of restricted stock units and performance share units under the 2019 Omnibus Award Plan, as it may be amended from time to time. The LTIP rewards executives for achieving the Company’s long-term performance goals which in turn will create long-term shareholder value. The grant of equity-based compensation provides a strong longer-term alignment of NEO interests with shareholder interests. The Company has adopted stock ownership and retention guidelines for the executive team to reinforce such alignment.

In connection with the LTIP equity awards granted to the NEOs, the Compensation Committee generally exercises broad discretion to achieve an appropriate balance between retention and incentive objectives.  The Committee attempts to reward the NEOs with LTIP equity awards in an amount that would be significant in relation to the other annual compensation paid to the NEOs, and in the Committee’s judgment, reasonable and appropriate after considering the NEO’s total compensation in relation to that of the most senior executives of companies in similar industries identified in reports prepared for the Committee. The size of the award is not determined by application of any formula, but rather reflects the Committee’s subjective judgment with regard to encouraging and rewarding high levels of performance.

The Compensation Committee is responsible for administration of the 2019 Omnibus Award Plan, with respect to executive officers, including the NEOs, Board members and all other employees. After consultation with the NEOs concerning possible grants to employees other than themselves, the Committee determines the individuals who will receive equity awards, the date of grant, the vesting and/or performance conditions of the grant, and the number of shares or units awarded.  The Committee bases its individual equity awards upon Company performance, the past contributions of the particular executive and the capability of the executive to positively impact the Company’s future success and profitability.

Although the Company does not have a written policy regarding the timing of our practices related to granting equity awards, neither the Company nor the Committee engages in re-pricing, spring-loading, back-dating or bullet-dodging practices. In response to Item 402(x)(1) of Regulation S-K, we do not grant new awards of stock options, stock appreciation rights or similar option-like instruments in anticipation of material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event we determine to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

The Company maintains an insider trading policy that governs the purchase, sale and/or other transactions of our securities by our directors, officers and employees. A copy of the insider trading policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K. In addition, with regard to the Company trading its own securities, it is the Company's policy to comply with the federal securities laws and the applicable exchange listing requirements.

The Committee usually grants annual equity awards to the NEOs on or around the time of its August meeting. In August 2025, the Compensation Committee adopted the Fiscal 2026 Long Term Incentive Plan (the “FY26 LTIP”). The FY26 LTIP’s terms ensure that a substantial portion of each NEO’s compensation opportunity is dependent on attaining Company performance over a longer term.

The FY26 LTIP is comprised of two components with greater weight (60%) on the performance-based PSUs and less weight (40%) on the RSUs. The Committee views RSUs as a talent retention tool with ratable vesting over three years. The Committee believes the three-year PSU awards appropriately focus the NEOs on long-term performance and shareholder alignment. The Committee believes that this LTIP mix makes the overall grant value heavily performance-oriented over a longer period, with three years representing an appropriate performance cycle.

PSU awards are subject to a three-year performance period, with vesting subject to the achievement of a three-year cumulative adjusted EBITDA and a RONA performance objective. Specifically, PSU awards will cliff vest at the end of the third year if specific adjusted EBITDA and RONA targets are achieved. Each performance metric is weighted at 50% of the total PSU award. Adjusted EBITDA is important as it reflects the amount of profit that can be made from the Company’s current assets and operations. Adjusted EBITDA is a non-GAAP financial measure. Please see Annex B for further discussion regarding our use of Non-GAAP measures. RONA measures the effectiveness with which the Company uses its assets and working capital to sustain growth. The Compensation Committee believes adjusted EBITDA and RONA are important to the investment and analyst community and that improvements in adjusted EBITDA and RONA will promote growth in shareholder value.

FY26 LTIP Performance Metrics – Three Year Performance Period (FY26-FY28)

Performance Metric as a Percent of Target	Weight of Performance Metric	Threshold Achievement as a Percentage of Target	Target Achievement	Maximum Achievement as a Percentage of Target	Threshold Payout	Target Payout	Maximum Payout
Adjusted EBITDA (cumulative)	50%	85%	100%	110.0%	50%	100%	200%
RONA % (measured at end of three years)	50%	78%	100%	105.5%	50%	100%	200%

Vesting of FY24 Performance Share Unit Awards

The Compensation Committee adopted the Fiscal 2024 Long Term Incentive Plan (“FY24 LTIP”) in August 2023. FY24 LTIP targets and results do not include the results of EMI, Canada’s Best Store Fixtures (“CBH”) and Royston and the Compensation Committee did not adjust any targets after the Company acquired those companies. The Committee set rigorous goals that required significant organic growth. The Company’s performance was 98% of the blended target payout.

All PSU awards granted under the FY24 LTIP were subject to a three-year performance period. The vesting of the PSU awards was subject to the achievement of a three-year cumulative EBITDA and a RONA performance objective. Adjusted EBITDA is a non-GAAP financial measure. Please see Annex B for further discussion regarding our use of Non-GAAP measures. The Compensation Committee believes Adjusted EBITDA and RONA are important to the investment and analyst community and that improvements in Adjusted EBITDA and RONA will result in growth in shareholder value. In particular, the Compensation Committee believes the RONA target recognizes LSI’s current high-level performance, and targets a further increase, both of which are well above LSI’s weighted average cost of capital.

FY24 LTIP Performance Metrics – Three Year Performance Period

Performance Metric as a Percent of Target	Weight of Performance Metric	Threshold Achievement (millions)	Target Achievement (millions)	Maximum Achievement (millions)	Actual Achievement (millions)	Threshold Payout	Target Payout	Maximum Payout	Actual Payout
Adjusted EBITDA (cumulative)	50%	$141.2	$166.1	$182.8	$142.5	50%	100%	200%	52.6%
RONA % (measured at end of three years)	50%	18.5%	26.0%	27.0%	26.4%	50%	100%	200%	143.5%

Consistent with their treatment in the STIP, the results of acquisitions consummated after the LTIP performance targets were set are not included in any LTIP targets or results, and the Compensation Committee did not adjust any targets after the Company acquired EMI, Canada’s Best Store Fixtures and Royston. Fiscal year 2026 results reflect cumulative adjusted EBITDA that was below target and RONA that was above target. The combination of these two achievement levels resulted in a blended weighted achievement rate of 98% of target and issuance of the following share amounts pursuant to the terms and conditions of the PSUs granted in fiscal year 2024 to the NEOs.

Executive	PSUs Granted in FY2024 (at Target)	Shares Vesting in FY2026 under PSUs (at 98% of Target)
James A. Clark	70,533	69,122
James E. Galeese	25,392	24,884
Thomas A. Caneris	15,517	15,207

NEO Stock Holding Requirements

The Company maintains Stock Ownership and Retention Guidelines (the “Guidelines”) applicable to NEOs. All NEOs are in compliance with the Guidelines or on track to meet their individual holding requirements. The Guidelines require the following stock ownership multiples:

NEO	Multiple of Base Salary
James A. Clark	5x
James E. Galeese	2x
Thomas A. Caneris	2x

Until a NEO meets his requirement, he must retain 50% of the net after-tax shares received from awards under the Company’s equity compensation plans.

In addition, each NEO is prohibited from selling Company stock acquired by exercising stock options or the vesting of other equity grants until such officer is in compliance with his or her ownership requirement; provided, however NEOs may immediately sell Company stock acquired by exercising stock options or other equity grants in amounts not exceeding the retention ratio. Once a NEO has met his minimum ownership requirement, he shall be deemed to have met his share ownership requirement regardless of fluctuations in the price of the Company’s shares or changes in his base salary or cash retainer, unless the NEO sold shares in excess of the retention ratio in the preceding twelve (12) months. In such case, the determination of the NEO’s compliance with the minimum share requirements shall begin anew.

Clawbacks: Recovery of Prior Equity Awards

Under the LSI Industries Inc. Incentive Compensation Recoupment Policy (the “Clawback Policy”), if the Company is required to prepare an accounting restatement (a “Restatement”), the Board of Directors shall take reasonably prompt action to recoup all erroneously awarded compensation that would not have been received had the amount been determined based on the measures in the Restatement. The Board may seek to recoup the erroneously awarded compensation by any means as the Board, in its sole discretion, determines to be appropriate. The Board may also determine whether, and to what extent, additional action is appropriate to address the circumstances surrounding any Restatement to reduce the risk of recurrence and to impose such other discipline as the Board deems fit. This Clawback Policy is in addition to (and not in lieu of) any right of repayment, forfeiture or off-set against any person that may be available under applicable law or otherwise. The Board shall have full authority to administer the Clawback Policy and to delegate any of its powers under the Clawback Policy to the Compensation Committee or any subcommittee or delegate thereof.

Health, Retirement and Other Benefits

The Company’s benefits program includes a 401K savings plan and group life, short-term disability and long-term disability insurance plans.  The objective of our group insurance plans is to provide our executive officers with reasonable and competitive levels of protection which could interrupt the officer’s employment and/or income received as an active employee.

The objective of the 401K savings plan is to provide a competitive level of retirement savings and income to executive officers and to reward them for continued service with the Company. The executive officers may also participate in the Company’s Nonqualified Deferred Compensation Plan. Please see the “Nonqualified Deferred Compensation” section of this Proxy Statement for additional information.

Executive perquisites are kept by the Committee to a minimal level and do not play a significant role in executive compensation.  These benefits, and their incremental cost to the Company, are described in the “All Other Compensation” Table and its footnotes.  The Committee believes these perquisites to be reasonable, comparable with peer companies, and consistent with the Company’s overall compensation practices. The Company does not provide tax gross-ups.

Compensation Mix

The Compensation Committee does not attempt to maintain a certain target compensation mix. The Committee seeks an appropriate mix between equity incentive awards and cash payments in order to meet the Company’s various objectives around pay-for-performance, retention, and motivation of executive talent.  Other than as set forth in various compensation plans, any apportionment goal is not applied rigidly and does not control the Committee’s compensation decisions.  The Committee uses it as another tool to assess total compensation opportunities and whether the appropriate incentives have been provided to accomplish the Company’s compensation objectives.  The mix of compensation elements is designed to reward short-term results and motivate long-term performance through a combination of cash and equity incentive awards.  The Committee believes the most important indicator that compensation objectives are being met is the ability to motivate the NEOs to deliver superior performance and to retain the NEOs to continue their careers with the Company on a cost-effective basis.

Change in Control Agreements and Supplemental Benefits Agreements

Effective January 26, 2021, the Company entered into Change in Control Agreements and Supplemental Benefits Agreements with each of the following executive officers: James A. Clark, Chief Executive Officer; James E. Galeese, Executive Vice President and Chief Financial Officer; and Thomas A. Caneris, Executive Vice President, Human Resources and General Counsel.

The Change in Control Agreements provide that if the executive’s employment terminates during a change in control period (generally defined as the twenty-four months after a change in control) other than in connection with death, disability, “cause” or “good reason,” (each as defined in such agreements), he is entitled to a severance payment equal to a multiple of his then-current base salary plus target bonus for the severance period. The multiple for Mr. Clark is two and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is two times. The agreements provide for continued participation in medical and dental plans, with full COBRA payments to be paid by the Company. The agreements also provide that in the event of a change in control and upon a subsequent qualifying termination of employment, unless the successor company agrees to assume, replace or substitute the executive’s stock options, restricted stock awards, and RSUs, such awards shall become vested in full and exercisable in their entirety. The agreements further provide that in the event of a change in control all PSUs granted to the executive will convert at the target performance level into time-based RSUs vesting in equal installments over three years.

The Supplemental Benefits Agreements provide that if the executive’s employment is terminated by the Company without “cause” or the executive terminates his employment for “good reason” (each as defined in such agreements), at any time outside of a change in control period (generally defined as the twenty-four months after a change in control), the executive is entitled to a severance payment equal to a multiple of the sum base salary and annual target bonus. The multiple for Mr. Clark is one and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is one times. The agreements provide that if the executive’s employment is terminated by the Company without “cause,” the executive terminates his employment for “good reason” or in the event of the executive’s retirement when the executive satisfies applicable retirement criteria, or in the event of executive’s death or disability: (A) all unvested stock options (other than stock options that may vest upon the achievement of performance conditions) shall immediately and without further action become fully vested; and (B) all unvested stock options that may vest upon the achievement of performance conditions, all unvested RSU awards, all unvested restricted stock awards and all unvested PSU awards shall continue to vest pursuant to their original vesting schedules. The agreements also provide for continuation of coverage under group health plans maintained by the Company, additional cash COBRA payments for six months (in the case of Mr. Clark only) and non-competition covenants.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement on Schedule 14A.

Respectfully submitted by the members of the Compensation Committee.

Ronald D. Brown (Chair)	Chantel E. Lenard	Ernest W. Marshall, Jr.

This Compensation Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that LSI specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary (1)	Bonus	Option Awards	Stock Awards (3)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation (4)	All Other Compensation (5)	Total

James A. Clark Chief Executive Officer	2026	$765,342	-	-	$1,500,000	$964,345	-	$165,818	$3,395,505
	2025	$752,770	-	-	$1,500,000	$494,170	-	$161,179	$2,908,119
	2024	$728,269	-	-	$1,500,000	$352,800	-	$156,548	$2,737,617

James E. Galeese EVP, Chief Financial Officer (6)	2026	$446,565	-	-	$540,000	$347,139	-	$64,338	$1,398,042
	2025	$433,450	-	-	$540,000	$177,888	-	$62,639	$1,213,977
	2024	$415,353	-	-	$540,000	$126,823	-	$60,645	$1,142,821

Thomas A. Caneris EVP, HR & General Counsel	2026	$427,104	-	-	$440,000	$332,001	-	$87,421	$1,286,536
	2025	$412,149	-	-	$330,000	$170,136	-	$84,430	$996,715
	2024	$386,679	-	-	$330,000	$117,532	-	$79,781	$913,992

(1)	Salary compensation represents the base salary paid during the fiscal year.

(2)

Stock awards granted in 2024, 2025 and 2026 to Messrs. Clark, Galeese and Caneris are comprised of RSU and PSU awards. The 2026 RSU awards are as follows: Mr. Clark of $600,000; Mr. Galeese of $216,000; and Mr. Caneris of $176,000. The 2026 PSU awards are as follows: Mr. Clark of $900,000; Mr. Galeese of $334,000; and Mr. Caneris of $264,000. The 2025 RSU awards are as follows: Mr. Clark of $600,000; Mr. Galeese of $216,000; and Mr. Caneris of $132,000. The 2025 PSU awards are as follows: Mr. Clark of $900,000; Mr. Galeese of $324,000; and Mr. Caneris of $198,000. The 2024 RSU awards are as follows: Mr. Clark of $600,000; Mr. Galeese of $216,000; and Mr. Caneris of $132,000. The 2024 PSU awards are as follows: Mr. Clark of $900,000; Mr. Galeese of $324,000; and Mr. Caneris of $198,000. For all years, RSU compensation represents the grant date fair value and PSUs at 100% of target payout. For the 2024, 2025 and 2026 years, PSUs, the minimum is 50% of target payout and the maximum is 200% of target payout.

(3)	Bonus compensation represents the incentive compensation expensed during the fiscal year and paid in the following fiscal year.

(4)

In the Summary Compensation Table for the 2025 proxy statement, the Company included earnings on nonqualified deferred compensation based on an increase in the value of the participant’s notional investment in LYTS Common Stock. We believe these amounts should not have been included because they reflected only the actual market appreciation in LYTS Common Stock and did not provide an “above-market return or preferential earnings.” These amounts are no longer included.

(5)	See the “All Other Compensation” table for an explanation of the amounts shown in this column.

(6)	Effective May 31, 2024, Mr. Galeese assumed the responsibilities as the Chief Accounting Officer.

ALL OTHER COMPENSATION

The following table describes each element of the “All Other Compensation” column in the Summary Compensation Table.

Name	Fiscal Year	Life Insurance (1)	Qualified Retirement Plan or 401K Plan Contributions (2)	Non-qualified Deferred Compensation Plan Contributions (3)	Total

	2026	$2,000	$8,750	$155,068	$165,818
James A. Clark	2025	$2,000	$8,625	$150,554	$161,179
	2024	$2,000	$8,625	$145,923	$156,548

	2026	$2,000	$8,750	$53,588	$64,338
James E. Galeese	2025	$2,000	$8,625	$52,014	$62,639
	2024	$2,000	$8,625	$50,020	$60,645

	2026	$2,000	$0	$85,421	$87,421
Thomas A. Caneris	2025	$2,000	$0	$82,430	$84,430
	2024	$2,000	$0	$77,781	$79,781

(1)	Life insurance represents the taxable premium associated with the Company’s group term life insurance program.

(2)	The amounts represent 401K plan matching contributions.

(3)	The amounts represent non-qualified deferred compensation employer matching contributions.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding all grants of plan-based awards made to the NEOs during fiscal 2026.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Stock Option Awards: Number of SecuritiesUnderlying Options	Stock Unit Awards: Number of Securities Underlying Shares of Stock (1)	Performance Stock Unit Awards: Number of Securities Underlying Awards (2)	Exercise or Base Price of Option and RSU Awards ($/share)	Grant Date Fair Value of Stock Option, RSU and PSU Awards

James A. Clark	8/20/25	$311, 884	$623,768	$1,247,536	$1,050,000	$1,500,000	$2,400,000	-	31,088	46,632	$19.30	$1,500,000

James E. Galeese	8/20/25	$112,270	$224,540	$449,080	$378,000	$540,000	$864,000	-	11,192	16,788	$19.30	$540,000

Thomas A. Caneris	8/20/25	$107,378	$214,755	$429,210	$308,000	$440,000	$704,000	-	9,119	13,679	$19.30	$440,000

(1)	RSUs vest over three years in equal annual installments.

(2)	PSUs cliff vest at the end of three years if certain adjusted EBITDA and RONA targets are met

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding unexercised stock options and unvested stock awards held by our named executive officers as of June 30, 2026.

Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Pay Out Value of Unearned Shares, Units or Other Rights That Have Not Vested
James A. Clark	(2) 8/19/20	76,271	-	-	$6.80	8/19/1930	-	-	-	-
	(3) 8/16/23	-	-	-	-	-	-	-	70,533	$1,874,767
	(5) 8/16/23	-	-	-	-	-	15,988	$424,961	-	-
	(3) 8/15/24	-	-	-	-	-	-	-	60,322	$1,603,359
	(5) 8/15/24	-	-	-	-	-	26,944	$716,172	-	-
	(3) 8/20/25	-	-	-	-	-	-	-	46,632	$1,239,479
	(5) 8/20/25		-	-			31,088	$826,319	-	-

James E. Galeese	(3) 8/16/23	-	-	-	-	-	-	-	25,392	$674,919
	(5) 8/16/23	-	-	-	-	-	5,756	$152,994	-	-
	(3) 8/15/24	-	-	-	-	-	-	-	21,716	$577,211
	(5) 8/15/24	-	-	-	-	-	9,700	$257,826	-	-
	(3) 8/20/25	-	-	-	-	-	-	-	16,788	$446,225
	(5) 8/20/25	-	-	-	-	-	11,192	$297,483	-	-

Thomas A. Caneris	(4) 8/5/19	40,000	-	-	$4.04	8/5/2029	-	-	-	-
	(1) 8/21/19	73,404	-	-	$3.83	8/21/2029	-	-	-	-
	(2) 8/19/20	21,928	-	-	$6.80	8/19/1930	-	-	-	-
	(3) 8/16/23	-	-	-	-	-	-	-	15,517	$412,442
	(5) 8/16/23	-	-	-	-	-	3,518	$93,508	-	-
	(3) 8/15/24	-	-	-	-	-	-	-	13,271	$352,743
	(5) 8/15/24	-	-	-	-	-	5,928	$157,566	-	-
	(3) 8/20/25	-	-	-	-	-	-	-	13,679	$363,588
	(5) 8/20/25	-	-	-	-	-	9,119	$242,383	-	-

(1)	Stock options have a ten-year term and vest ratably over a four-year period beginning with the first anniversary date of grant.

(2)	Stock options have a ten-year term and vest ratably over a three-year period beginning on the first anniversary of the date of grant.

(3)	PSUs are unearned and vesting of the PSUs is subject to the achievement of three-year performance objectives.

(4)	Inducement grant of Stock Options made as part of the executive’s initial employment with the Company.

(5)

RSUs granted after August 19, 2020 vest ratably over a three-year period beginning on the first anniversary of the date of grant. Upon vesting, share certificates are issued and accrued cash dividends are paid to the executive.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the NEOs on option exercises, and RSU and PSU vesting, during fiscal 2026, including the number of shares acquired upon vesting and the value realized.

Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting

James A. Clark	500,000	$9,195,133	193,946	$3,742,148

James E. Galeese	191,153	$3,527,719	62,915	$1,213,914

Thomas A. Caneris	60,000	$1,215,243	51,377	$991,331

NONQUALIFIED DEFERRED COMPENSATION

The Company has a Nonqualified Deferred Compensation Plan that allows for both employee contributions and company contributions. Plan contributions are invested in Company Stock  A group of employees of the Company having an annual base salary above a certain limit are invited to defer up to 20% of their salary into this plan.  The Company makes a matching contribution equal the amount contributed by the employee. A Company make-up contribution will also be made into the plan on behalf of the named executives at the same percentage as in the Company’s qualified retirement plan for any salary and bonus compensation not receiving a benefit in the qualified retirement plan due to ERISA imposed limits on covered compensation or because the executive elected to defer salary into the deferred compensation plan.  The following table provides information relating to the activity in the Deferred Compensation Plan accounts of the NEOs during fiscal 2026 and the aggregate balance of the accounts as of June 30, 2026.

Executive	Executive Contributions in Fiscal 2026 (1)	Company Contributions in Fiscal 2026	Aggregate Earnings in Fiscal 2026 (2)	Aggregate Withdrawals / Distributions in Fiscal 2026	Aggregate Balance at June 30, 2026 (3)

James A. Clark	$155,068	$155,068	$2,020,077	-	$5,777,586

James E. Galeese	$53,588	$53,588	$739,193	-	$2,110,757

Thomas A. Caneris	$85,421	$85,421	$1,533,030	-	$4,349,858

(1)	NEO’s contributions are included as part of the NEO’s salary in all years represented in the Summary Compensation Table.

(2)

Aggregate earnings are included as part of each NEO’s change in nonqualified deferred compensation earnings in the Summary Compensation Table. Aggregate earnings represent the change in the market price the Company’s Common Shares, as all account balances in the Plan are invested in Common Shares.

(3)

NEOs and other Plan participants are fully vested in their plan account balances. Participants may receive installment or lump sum distributions upon termination of employment from the Company (not prior to is six months following termination of employment). There is also a provision for hardship distributions in the event of an unforeseeable emergency that would result in severe financial hardship to the participant. All distributions are made in Common Shares.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

This section of the proxy statement provides information on payments our executive officers may receive in connection with a termination of employment. Payments may differ depending on the circumstances in which an executive’s employment terminates. This section addresses the compensation to which our executive officers are entitled in several situations, pursuant to Change in Control Agreements and Supplemental Benefits Agreements, including in a change in control, death, disability and retirement, as described below.

Effective January 26, 2021, the Company entered into Change in Control Agreements and Supplemental Benefits Agreements with each of the following executive officers: James A. Clark, Chief Executive Officer; James E. Galeese, Executive Vice President and Chief Financial Officer; and Thomas A. Caneris, Executive Vice President, Human Resources and General Counsel.

The Change in Control Agreements provide that if the executive’s employment terminates during a change in control period (generally defined as the twenty-four months after a change in control) other than in connection with death, disability, “cause” or “good reason,” (each as defined in such agreements), he is entitled to a severance payment equal to a multiple of his then-current base salary plus his target bonus for the severance period. The multiple for Mr. Clark is two and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is two times. The agreements provide for continued participation in medical and dental plans, with full COBRA payments to be paid by the Company. The agreements also provide that in the event of a change in control and upon a subsequent qualifying termination of employment, unless the successor company agrees to assume, replace or substitute the executive’s stock options, restricted stock awards, and/or RSUs, such awards shall become vested in full and exercisable in their entirety. The agreements further provide that in the event of a change in control all PSUs granted to the executive will convert at the target performance level into time-based RSUs vesting in equal installments over three years.

The Supplemental Benefits Agreements provide that if the executive’s employment is terminated by the Company without “cause” or the executive terminates his employment for “good reason” (each as defined in such agreements), at any time outside of a change in control period (generally defined as the twenty-four months after a change in control), the executive is entitled to a severance payment equal to a multiple of the sum of one year of base salary and his annual target bonus. The multiple for Mr. Clark is one and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is one times. The agreements provide that if the executive’s employment is terminated by the Company without “cause,” the executive terminates his employment for “good reason” or in the event of the executive’s retirement when the executive satisfies applicable retirement criteria, or in the event of executive’s death or disability: (A) all unvested stock options (other than stock options that may vest upon the achievement of performance conditions) shall immediately and without further action become fully vested; and (B) all unvested stock options that may vest upon the achievement of performance conditions, all unvested RSU awards, all unvested restricted stock awards and all unvested PSU awards shall continue to vest pursuant to their original vesting schedules. The agreements also provide for continuation of coverage under group health plans maintained by the Company, additional cash COBRA payments for six months (in the case of Mr. Clark only) and non-competition covenants.

Equity Award Acceleration

The terms of stock options granted under all of LSI’s shareholder approved equity compensation plans generally provide for the acceleration of vesting upon a change in control or upon the executive officer’s death, disability or retirement.

Equity Acceleration on Change in Control

Upon a Change of Control event, all unvested equity grants made to a NEO will immediately vest. PSUs granted under the 2019 Omnibus Plan will vest at target. The Company’s Amended and Restated 2012 Stock Incentive Plan gives the Board of Directors alternatives on converting the PSU awards to buyer securities, cash payment, etc., and are not included in the table below. In general, a change in control occurs if (i) a person or entity acquires 25% or more of the Company’s Common Shares or (ii) a majority of the Board is replaced in any one-year period other than by new directors approved by two-thirds of the existing directors.

Equity Acceleration on Death, Disability or Retirement

If an NEO’s employment with the Company is terminated by reason of death, disability or retirement, his stock options will vest in full and become immediately exercisable.

As of June 30, 2026, the current NEOs held the following amounts of unvested Stock Options, RSUs and PSUs:  Mr. Clark, 74,020 RSUs and 177,487 PSUs; Mr. Galeese, 26,648 RSUs and 63,896 PSUs; and Mr. Caneris, 18,565 RSUs and 42,467 PSUs. The closing market price of the Company’s Common Shares was $26.58 per share on June 30, 2026.   Any value reported in the table below relates only to those unexercised stock options (whether vested or unvested) having an exercise price less than the June 30, 2026 closing market price. The following table shows the potential payments, other than those generally available to all salaried employees, that would be payable to each NEO assuming a qualifying change in control or other triggering event had occurred on June 30, 2026.

Name (1)	Payments Under Change in Control Policy	Aggregate Value of Vested Equity Awards	Aggregate Value of Unvested Equity Awards	Deferred Compensation Plan Account Balances

James A. Clark	$3,508,695	$1,508,640	$6,685,056	$5,777,586

James E. Galeese	$1,347,240	$-	$2,406,660	$2,110,757

Thomas A. Caneris	$1,288,530	$3,005,277	$1,622,231	$4,349,858

CEO PAY RATIO DISCLOSURE

As of June 30, 2026, the Company’s employee population consisted of approximately 2,900 individuals. The Company did not exclude any employees from our determination of the median employee. The Company determined the compensation of its median employee for this purpose by: (i) calculating the annual total compensation based on the W-2 Box 1 amount for each of its employees; (ii) wages and salaries were annualized for those employees who were not employed for the full fiscal year based on their applicable work schedules; and (iii) ranking the annual total compensation of all employees (excluding the PEO) from highest to lowest. The median amount was selected from the annualized list.

The Company is providing disclosure of the ratio of the annual total compensation of its principal executive officer (“PEO”) to its median employee’s annual total compensation as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. For purposes of the disclosure required by Item 402(u), the Company is referencing the compensation of the Company’s Chief Executive Officer, James A. Clark. Mr. Clark’s annual total compensation for fiscal 2026 was $3,395,505. The median employee’s (excluding the PEO) annual total compensation for fiscal 2026 was $48,500.

The median employee for fiscal 2026 was a non-exempt, full-time employee located in the United States. Therefore, the Company reasonably estimates that the ratio of the PEO’s annual total compensation to the annual total compensation of our median employee was 70 to 1.

Under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans may differ by country even within the same company. As such, the Company’s pay ratio may not be comparable to the pay ratio reported by other companies.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following table reports the compensation of our Principal Executive Officer (PEO), and the average compensation of our other Named Executive Officers (Other NEOs) as reported in the Summary Compensation Table for the past five fiscal years, as well as their “compensation actually paid”(“CAP”) as calculated pursuant to recently adopted SEC rules and certain performance measures required by such rules.

					Value of Initial Fixed $100 Investment Based on: (5)			Company Selected Measure
Fiscal Year (1) (a)	Summary Compensation Table Total for PEO (2) (b)	Compensation Actually Paid to PEO (3) (c)	Average Compensation Table Total for Other NEOs (4) (d)	Average Compensation Actually Paid to Other NEOs (3) (e)	LYTS Total Stockholder Return (f)	Peer Group Total Stockholder Return (g)	GAAP Net Income ($ mil.) (6) (h)	Adj. EBITDA ($ mil.) (7) (i)
2026	$3,395,505	$6,179,363	$1,342,289	$2,172,996	$359	$164	$22.6	$61.3
2025	$2,908,119	$4,333,750	$1,105,346	$1,524,944	$228	$139	$24.4	$55.1
2024	$2,737,617	$4,223,123	$1,026,751	$1,474,215	$192	$132	$25.0	$51.4
2023	$2,817,123	$6,402,557	$932,243	$1,585,393	$164	$109	$25.8	$51.6
2022	$2,641,256	$2,316,647	$924,816	$790,710	$79	$78	$15.0	$35.1

(1)	NEOs included in these columns reflect the following:

Fiscal Year	PEO	Non-PEO NEOs
2026	James A. Clark	James E. Galeese and Thomas A. Caneris
2025	James A. Clark	James E. Galeese and Thomas A. Caneris
2024	James A. Clark	James E. Galeese and Thomas A. Caneris
2023	James A. Clark	James E. Galeese, Thomas A. Caneris, and Jeffrey S. Bastian
2022	James A. Clark	James E. Galeese, Thomas A. Caneris, Michael C. Beck, and Jeffrey S. Bastian

(2)	The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Clark for each corresponding year in the "Total" column of the Summary Compensation table.

(3)

The dollar amounts reported in this column represent the amount of “compensation actually paid” to the PEO and Other NEOs, as computed in accordance with Item 402(v) of Regulation S-K, with dividends already accounted for in the fair value of equity awards. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or Other NEOs during the applicable year. In accordance with the requirements, the following adjustments were made to the PEO and Other NEOs’ total compensation for each year to determine the "compensation actually paid":

	Fiscal Year 2026		Fiscal Year 2025		Fiscal Year 2024		Fiscal Year 2023		Fiscal Year 2022
	PEO ($)	Other NEOs ($)	PEO ($)	Other NEOs ($)	PEO ($)	Other NEOs ($)	PEO ($)	Other NEOs ($)	PEO ($)	Other NEOs ($)
Summary Compensation Table Total	$3,395,505	$1,342,289	$2,908,119	$1,105,346	$2,737,617	$1,026,751	$2,817,123	$932,243	$2,641,256	$924,816
Less Change in Pension Value Reported in Summary Compensation Table	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Less Stock Award and Option Value Reported in Summary Compensation Table for the Fiscal Year(a)	$1,500,000	$490,000	$1,500,000	$435,000	$1,500,000	$435,000	$1,099,998	$263,334	$939,363	$224,861
Plus (Less) Fair value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at End of Fiscal Year(b)	$2,081,342	$679,911	$1,900,419	$551,119	$1,724,532	$500,115	$2,034,199	$486,977	$945,810	$207,974
Plus (Less) Fair value of Equity Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at End of Fiscal Year	$1,759,389	$510,229	$932,112	$273,903	$1,040,792	$314,375	$1,569,428	$378,507	$(379,279)	$(95,786)
Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	$0	$0	$0	$0	$0	$0	$0	$0	$0	$10,270
Plus (Less) Change in Fair Value of Equity Awards granted in Prior Fiscal Years that Vested During the Fiscal Year	$443,127	$130,567	$93,101	$29,577	$220,182	$67,974	$1,081,804	$51,000	$48,223	$(31,702)
Compensation Actually Paid (CAP)	$6,179,363	$2,172,996	$4,333,750	$1,524,944	$4,223,123	$1,474,215	$6,402,557	$1,585,393	$2,316,647	$790,710

(a)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.

(b)

In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were measured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above.

(4)	The dollar amounts reported in this column are the average amounts of total compensation reported for Other NEOs for each corresponding year in the "Total" column of the Summary Compensation table.

(5)	The Company is using as its Peer Group the S&P 600 Building Products Index, which is an index used by the Company for purposes of disclosure in its Form 10-K under Item 201(e) of Regulation S-K.

(6)	The dollar amounts reported represent the amount of net income reflected in our consolidated audited financial statements for the applicable year.

(7)

Adjusted EBITDA was chosen as the “Company Selected Measure”, as it represents the most important financial performance measure used to align compensation actually paid to the PEO and other NEOs in 2026 to the Company's performance:

Tabular list of Company Performance Measures

We design our executive compensation plans to help attract, motivate, reward, and retain highly qualified executives who can create and sustain value for our shareholders. The metrics and performance criteria used in our short- and long-term incentive plans were selected based on their link to shareholder value creation over the long-term. The most important financial performance metrics used to link pay and performance for the most recently completed fiscal year are:

Most Important Performance Measures
Adjusted EBITDA
Net Sales
Return on Net Assets (RONA)

RELATIONSHIP BETWEEN CAP AND PERFORMANCE MEASURES

In the “Compensation Discussion and Analysis” section of this proxy statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the Summary Compensation Table and related disclosures appropriately reward our PEO and the Other NEOs for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation of our shareholders.

Compensation Actually Paid versus Total Shareholder Return

We use a variety of quantitative and qualitative metrics to align compensation with our performance and the value we are delivering to our shareholders. The graph below reflects the relationship between the CAP for the PEO and the average Other NEOs versus the Company's TSR and the peer group TSR, assuming an initial fixed investment of $100 for the fiscal years ended June 30, 2026, 2025, 2024, 2023, and 2022.

Compensation Actually Paid versus Net Income

Although Net Income is a required metric for purposes of the Pay Versus Performance Table (PVP Table), it is not a measure we use in our short- or long-term incentive plan and is not a factor the Committee considers in determining pay for our NEOs. The graph below presents CAP and Net Income for each of the five fiscal years reported in the PVP Table.

Compensation Actually Paid versus Adjusted EBITDA

The graph below reflects the relationship between the PEO and Average Other NEOs CAP and the Company’s Adjusted EBITDA metric for each of the five fiscal years reported in the PVP Table.

CORPORATE GOVERNANCE

As an Ohio corporation, Ohio Revised Code Chapter 1701 -- General Corporation Law applies to the Company.  The Company’s Common Shares are publicly traded on the NASDAQ Global Select Market and the Company files reports with the Securities and Exchange Commission. The Company is also subject to NASDAQ rules as well as various provisions of federal securities laws, the Sarbanes-Oxley Act, and the Dodd-Frank Act.  In accordance with NASDAQ rules, the Board of Directors affirmatively determines the independence of each Director and nominee for election as a Director in accordance with the elements of independence set forth in the NASDAQ listing standards and Exchange Act rules. The Company’s Director Independence Standards are available on the Company’s website, www.lsicorp.com. Based on these standards, the Board determined that each of the following members of the Board are independent: Mr. Beech, Mr. Brown, Ms. Hanson, Ms. Lenard, Mr. Marshall, Jr. and Mr. O'Gara.

Board of Directors

The Board of Directors elects or appoints the Company’s executive officers to manage the Company’s business operations and oversees the management of the Company on behalf of its shareholders.  It reviews the Company's long-term strategic plans and exercises direct decision-making authority in all major corporate decisions, such as acquisitions or divestitures, the declaration of dividends, major capital expenditures and the establishment of critical corporate policies.

The Executive Committee is responsible, during the intervals between meetings of the Board of Directors, for exercising all the powers of the Board of Directors in the management and control and the business of the Company to the extent permitted by law.

The Board of Directors held five (5) meetings during fiscal 2026 either in person or telephonically.   The independent Directors discussed matters in executive session at the end of certain Board meetings and committee meetings, in each instance without the presence of the Company's senior management executives.

Each member of the Board of Directors is expected to attend the Annual Meeting.  Each Board member who was a Board member at the time of the Company’s 2025 Annual Meeting attended the meeting.  Each Board member attended at least 75% of the aggregate of all meetings of the Board, Board Committees of which she or he was a member and independent Director meetings.

Shareholders may communicate with the Board or any individual member of the Board on matters of concern by mail addressed to the Corporate Headquarters at 10000 Alliance Road, Cincinnati, Ohio 45242 or through the Company’s website at www.lsicorp.com, in each case to the attention of the Secretary of the Company.

Board Leadership Structure

Mr. O’Gara, a non-employee independent director, serves as Chairman of the Board of Directors and has served on the Board since 1999. The Board believes that this structure is currently an appropriate leadership model for the Company’s size and the history and nature of its business operations. He is intimately familiar with the Company’s business and in a good position to identify and evaluate strategic issues facing the Company.

As noted above, the Board of Directors is currently comprised of seven members, six of whom are non-employee directors who meet the NASDAQ Guidelines for independence and who meet periodically in executive session, factors which help ensure independent oversight of the Company. The Board of Directors recognizes that no single leadership model is right for all companies at all times, and for this reason, the Nominating and Corporate Governance Committee, working closely with the entire Board, periodically considers the Company’s current leadership structure, as well as alternative structures, in its review of overall Board composition and succession planning.  The Board has determined that the Company’s leadership structure is appropriate given the scope of its business, the nature and allocation of the responsibilities of the CEO and the other NEOs and the views of the Company’s shareholders as evidenced by the voting results of recent Board elections.

Risk Oversight

The Company believes the role of management, including the NEOs, is to identify and manage risks confronting the Company.  The Board of Directors also plays an integral part in overseeing the processes used by management to identify and report these risks, if any, and in monitoring corporate actions so as to confine risk to appropriate levels.  The Board of Directors and each Board committee frequently engages in the discussion of risks facing the Company at their regularly scheduled meetings.

The Company’s leadership structure and overall corporate governance model is designed to aid the Board in its oversight of risk management.  For example: the Audit Committee serves a key risk oversight function in carrying out its review of the Company’s financial reporting and internal reporting processes, as required by the Sarbanes-Oxley Act of 2002; the Compensation Committee helps oversee risks relating to the Company’s executive compensation plan; and the Nominating and Corporate Governance Committee contributes to the overall risk oversight process by periodically reviewing the Company’s Board committee charters and evaluating potential Director nominees.

DIRECTOR COMPENSATION

The compensation program for the Company’s non-employee Directors has been approved by the Nominating and Corporate Governance Committee and the Board of Directors. During fiscal 2026, non-employee Director annual compensation was as follows: $160,000, of which $90,000 is comprised of equity and the remainder is cash. In addition, Committee Chairs received the following amounts during fiscal 2026: Audit Committee Chair $17,500; Compensation Committee Chair $15,500; Nominating and Corporate Governance Committee Chair $13,500. The Chairman of the Board received a $50,000 annual retainer. Directors who are employees of the Company do not receive any compensation for serving as a member of the Board of Directors.

The following table sets forth information regarding compensation paid by the Company to its non-employee Directors during fiscal 2026.

Name (1)	Fees Earned or Paid In Cash (2)	Stock Awards (2)	Nonqualified Deferred Compensation Earnings (3)	All Other Compensation	Total
Robert P. Beech	$83,500	$90,000	--	--	$173,500
Ronald D. Brown	$85,500	$90,000	--	--	$175,500
Amy L. Hanson	$90,000	$45,000	$45,000	--	$180,000
Chantel E. Lenard	$70,000	$45,000	$45,000	--	$160,000
Wilfred T. O'Gara	$135,000	$45,000	$45,000	--	$225,000
Ernest W. Marshall, Jr.	$70,000	$45,000	$45,000	--	$160,000

(1)	The table includes all non-employee directors of the Company in fiscal 2026.

(2)

Stock awards are made to each non-employee director quarterly as part of the annual retainer. The annual value of RSUs awarded is based upon the closing price on the first business day of each calendar quarter.

(3)

In January of 2026, all non-employee directors of the Company were offered to join a non-qualified deferred compensation plan to defer the quarterly issuance of common stock as part of their retainer for services.

After the end of fiscal year 2026, the Nominating and Corporate Governance Committee approved increases to the amount of compensation to be paid to non-employee directors for their service in fiscal year 2027 as follows: $210,000, of which $125,000 is comprised of equity and the remainder is cash. In addition, Committee Chairs are to receive the following amounts during fiscal 2027: Audit Committee Chair $20,000; Compensation Committee Chair $17,500; Nominating and Corporate Governance Committee Chair $15,000. The Chairman of the Board is to receive a $75,000 annual retainer for fiscal year 2027.

Non-Employee Director Stock Holding Requirements

The Company maintains Stock Ownership and Retention Guidelines (the “Guidelines”) applicable to non-employee directors:

Non-employee Director	Multiple of Annual Cash Retainer
Robert P. Beech	5x
Ronald D. Brown	5x
Amy L. Hanson	5x
Chantel E. Lenard	5x
Wilfred T. O’Gara	5x
Ernest W. Marshall, Jr.	5x

All non-employee directors are in compliance with the Guidelines.  Until the non-employee director satisfies the Guidelines, they must retain 50% of the net after-tax shares received as the equity portion of their retainer until the Guidelines are met.

Once a non-employee director satisfies the minimum share requirement in the Guidelines, such non-employee director must continue to satisfy such requirement for as long as such non-employee director remains a non-employee director. However, once a non-employee director satisfies the minimum share requirements in the Guidelines, such minimum share requirement shall be deemed to have been met regardless of fluctuations in the price of the Company’s shares or changes in his or her cash retainer, unless the non-employee director sold shares in excess of the retention ratio in the preceding twelve (12) months. In such case, the determination of the non-employee director’s compliance with the minimum share requirements shall begin anew.

COMMITTEES OF THE BOARD

The Board of Directors has designated the committees described below to help carry out Board responsibilities.  In particular, each Board Committee works on key issues in greater detail than would be possible at a meeting of the entire Board of Directors.  Each Committee reviews the results of its meetings with the entire Board of Directors.  Each Committee, other than the Executive Committee, has a charter approved by the Board of Directors. The Committee Charters are available on the Company’s website, www.lsicorp.com.

The Board of Directors reviewed, approved and adopted the LSI Industries Inc. Code of Business Conduct in 2004 and amended and restated the Code of Business Conduct in 2026.  There have been no waivers granted to executive officers, managers or employees.  The Company's Code of Ethics is available as Exhibit 14 to the Form 10-K filed for the fiscal year ended June 30, 2026 and is posted on the Company’s website, www.lsicorp.com.  The Company intends to post on its website within four business days any amendments or waivers to the Code of Ethics.

Each of the following Committees, except for the Executive Committee, is composed of non-employee Directors each of whom meets the relevant independence requirements established by NASDAQ and the Sarbanes-Oxley Act that apply to their assignments. Set forth below is the composition of each of the current standing Committees of the Board as of June 30, 2026, as well as the number of times each committee met during the fiscal year.

The Executive Committee

The Executive Committee was composed of Messrs. O’Gara (Chair), Brown, and Clark as of June 30, 2026 and did not meet during fiscal 2026.

The Audit Committee

The Audit Committee was composed of Ms. Hanson (Chair), Mr. Beech, and Ms. Lenard as of June 30, 2026. All of the Audit Committee members are independent directors under NASDAQ independence standards, and each satisfies the NASDAQ financial literacy requirements. Ms. Hanson has been designated as an Audit Committee financial expert by the Board of Directors and meets all requirements as a financial expert as established by the Securities and Exchange Commission. The Audit Committee met four (4) times in fiscal 2026.

The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm, Grant Thornton LLP.  The Audit Committee also evaluates information received from both Grant Thornton and management to determine whether the auditor is independent of management.  The independent registered public accounting firm reports directly to the Audit Committee.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following:

●	The financial reports and other financial information provided by the Company to any governmental body or the public;

●	The Company’s systems of internal control regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

●	The Company’s auditing, accounting and financial reporting processes generally.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints concerning accounting, internal controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

The Audit Committee approves all audit and non-audit services performed for the Company by its independent registered public accounting firm prior to the time that those services are commenced.  The Chairman also has the authority to approve these services between regularly scheduled meetings.  In this event, the Chairman reports approvals made by her to the full Committee at each of its meetings.  For these purposes, the Committee, or its Chairman, is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service.

The Company adheres to a policy that limits the scope of consulting services that may be provided by the independent registered public accounting firm that performs the annual audit.  This policy draws a distinction between audit, audit-related and non-audit services, and prohibits the independent registered public accounting firm from performing certain non-audit services.  The Company will not use its independent registered public accounting firm to perform certain non-audit-related services such as non-financial or management consulting services, business strategy consulting, information technology consulting, internal audit, price allocation appraisals and fairness opinions.  Audit-related and tax consulting services that will be permitted include: 401(k) plan audit, securities registration and reporting, tax compliance and planning, advice on the application of accounting policies, guidance on acquisition accounting and assistance with due diligence audits.

The Audit Committee approves engagement letters from the Company's independent registered public accounting firm for the major components of their services rendered, such as the year end audit, audit of the Company's 401(k) plan, tax compliance work, and other related audit work.  All other services are approved in advance on a project-by-project basis by the Audit Committee, acting through its Chairman, and are subsequently additionally approved by the Audit Committee itself following its quarterly detailed review and discussion of fees from the Company's independent registered public accounting firm.

The Audit Committee has advised the Company it has determined that the non-audit services rendered by Grant Thornton LLP in fiscal 2026 were compatible with maintaining its independence during fiscal year 2026.

Report of the Audit Committee

The Audit Committee engaged Grant Thornton LLP, an independent registered public accounting firm, to conduct fiscal 2026 audits for the purpose of expressing an audit opinion on the conformity of the audited year-end financial statements with accounting principles generally accepted in the United States, as well as an audit opinion on the Company’s system of internal control over financial reporting.  The Committee also discussed with Grant Thornton LLP the overall scope and plan for their audit.  Following these audits, the Audit Committee reviewed with Grant Thornton LLP the firm’s judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States and the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees designation” issued by the Public Company Accounting Oversight Board (PCAOB). The Committee also reviewed with Grant Thornton LLP their assessment of the Company’s system of internal control over financial reporting.

Grant Thornton LLP also provided to the Audit Committee a letter containing the written disclosures required by applicable requirements of the PCAOB with respect to Grant Thornton LLP's communications with the Audit Committee concerning Grant Thornton LLP’s independence.  This letter from Grant Thornton LLP confirms that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws and the requirements of the Public Company Accounting Oversight Board.  The Audit Committee discussed with Grant Thornton LLP that firm's independence and has advised Company management that it has determined that the services rendered by Grant Thornton LLP during fiscal year 2026 were compatible with maintaining its independence as the Company’s auditors.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for the year ended June 30, 2026.  In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2026 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee.

Amy L. Hanson (Chair)                  Robert P. Beech                Chantel E. Lenard

The Compensation Committee

The Compensation Committee was composed of Mr. Brown (Chair), Ms. Lenard and Mr. Marshall, Jr. as of June 30, 2026 and met six (6) times during fiscal 2026. In discharging the responsibilities of the Board of Directors relating to compensation of the Company’s Chief Executive Officer and other senior executive officers, the purposes of the Compensation Committee are, among others, (i) to review and approve the compensation of the Company’s Chief Executive Officer and other senior executive officers and (ii) to oversee the Company’s compensation plan, policies and programs, including its incentive plans and benefit plans and programs. The Compensation Committee approves, adopts and administers the Company’s short-term incentive compensation plan, its long-term incentive compensation plan, 2019 Omnibus Plan and all awards granted thereunder, including amendments to the plans or such awards. The Committee also performs such duties and responsibilities under the terms required by any executive compensation plan, incentive compensation plan or equity-based plan. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Committee has from time to time considered the advice of independent compensation advisors and consultants to assist in the evaluation of the Company’s executive compensation plan and practices. Beginning in 2017, the Committee retained FW Cook as a consultant to assist the Committee in connection with its review of compensation for the Company’s NEOs, including the Chief Executive Officer. The Committee believes that it has the necessary resources available to: (i) survey the compensation practices of the Company’s peer group and industry reference companies; and (ii) review other relevant market and industry data and developments.

The Company’s executive compensation plan is designed to support the corporate objective of maximizing the long-term value of the Company for its shareholders. To achieve this objective, the Compensation Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified employees, to recognize individuals who exceed expectations and to closely link executive compensation with corporate performance and shareholder interests. The methods by which the Committee believes the Company's long-term objectives can be achieved are through an appropriate mix of base salary, an annual cash incentive compensation plan and a long-term equity-based incentive compensation plan.

The Compensation Committee processes and procedures for the consideration and determination of executive compensation are discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was composed of Mr. Beech (Chair), Ms. Hanson and Mr. O’Gara as of June 30, 2026 and met five (5) times during fiscal 2026. The Committee is responsible for nominating individuals for election as members of the Board of Directors at each Company annual shareholder meeting and to fill any Board vacancies that may arise between annual shareholder meetings.  The Nominating and Corporate Governance Committee will consider nominees recommended by security holders in written correspondence directed to the Secretary of the Company.  The Committee takes into account, among other factors which it may deem appropriate, the judgments, skill, business experience, and the needs of the Board of Directors as its function relates to the business of the Company. The Committee also met once during fiscal year 2027 in order to nominate the slate of director candidates for election at the Company’s 2026 Annual Shareholder Meeting as set forth in this Proxy Statement and to discuss other corporate governance matters.

The Nominating and Governance Committee did not seek the recommendation of any of the director candidates named in this Proxy Statement, nor did it receive a recommendation from any shareholder, non-management director, executive officer or third-party search firm in connection with its own approval of such candidates. The Committee is also responsible for advising the Board of Directors on changes in Board compensation. The CEO provides input and recommendations to the Nominating and Corporate Governance Committee with respect to the compensation to be paid to the non-employee members of the Board.

A shareholder who desires to nominate director candidates for election at an annual meeting must submit to the Secretary of LSI a written notice with the information required by Article III, Section 2 of LSI’s Amended and Restated Code of Regulations at least ninety and no more than 120 days prior to the date of such annual meeting, or July 27, 2027 with respect to the 2027 annual meeting. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the annual meeting must provide notice that sets forth the information required by Securities Exchange Act Rule 14a-19(b) which must be received by LSI no later than September 25, 2027. We also note that the information required under Rule 14a-19 must include a statement that the shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to the shareholder’s intent to solicit the holders of shares representing at least 67% of such voting power, the shareholder shall notify LSI promptly.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has ever been an officer or employee of the Company, except that Mr. Brown served as Interim Chief Executive Officer of the Company from April 23, 2018 to November 1, 2018. No member of the Compensation Committee is or was a participant in any related person transaction in the Company’s most recently ended fiscal year. See the section titled “Related Person Transactions” in this Proxy Statement for a description of the Company’s policy on related person transactions. No member of the Compensation Committee is an executive officer of another entity, at which one of our executive officers serves on the Board of Directors. No Named Executive Officer serves as a board member or as a committee member of any company of which any of the Company’s non-employee Board members are executive officers.

RELATED PERSON TRANSACTIONS

NASDAQ rules require the Company to conduct an appropriate review of all related party transactions (those required to be disclosed by the Company pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be approved by the Audit Committee or another committee comprised of independent Directors. As a result, the Audit Committee annually reviews all such related party transactions and approves each related party transaction if it determines that it is in the best interests of the Company. In considering the transaction, the Committee may consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company. The Company adheres to its written policy described above for potential related person transactions and approval of such related person transactions is also evidenced by internal Company resolutions where applicable and/or our practice of approving transactions in this manner.

A limited liability company owned (the “LLC”) and controlled by LSI's Chief Executive Officer, James A. Clark, owns an aircraft that is dry leased to an unrelated third party. Pursuant to a separate arrangement, the third-party dry leases the aircraft to LSI for qualifying business travel by certain of the Company’s executive officers. Payments made by LSI depend on actual usage. For the period from July 1, 2025 through June 30, 2026, the LLC received aggregate payments of $236,000 in connection with this arrangement.

OTHER MATTERS

The Company is not aware of any other matters to be presented at the 2026 Annual Meeting other than those specified in the Notice.

QUESTIONS

Any questions or requests for additional information about the 2026 Annual Meeting may be directed to:

LSI Industries Inc.

Attention: Mr. Thomas A. Caneris,

Executive Vice President, Human Resources, General Counsel and Secretary

10000 Alliance Road

Cincinnati, Ohio 45242

(513) 793-3200

For information about share ownership, please contact Computershare Investor Services, LLC at (866) 243-7347. The Company website is www.lsicorp.com; website materials are for general information only and are not part of this proxy solicitation.

By order of the Board of Directors

Dated: October 9, 2026	/s/ Thomas A. Caneris
Thomas A. Caneris
Secretary

ANNEX A

LSI INDUSTRIES INC.
2026 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of this LSI Industries Inc. 2026 Incentive Award Plan (as amended from time to time, the “Plan”) is to promote the success and enhance the value of LSI Industries Inc., an Ohio corporation (the “Company”), by linking the personal interests of Eligible Individuals to those of Company shareholders and by providing such Eligible Individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Eligible Individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan document is an omnibus document which authorizes, in addition to the Plan, the establishment of separate sub-plans (“subplans”) that the Committee (defined below) may create and administer from time to time. The Plan shall be a separate and independent plan from the subplans, but the total number of shares of Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the subplans.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

2.2    “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Performance Cash-Based Award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock Unit award or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.

2.3    “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Blackout Period” means any period during which a Participant is prohibited from public trading in Stock as a result of the application of any insider trading or other policy of the Company or any applicable law.

2.6    “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any Participant Agreement in effect at the time of such termination or (ii) in the absence of an applicable Participant Agreement defining “cause,” (A) the good faith determination by the Committee that the Participant has ceased to perform his or her duties to the Company or an Affiliate (other than as a result of his or her incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his or her duties to such party, provided that no such failure shall constitute Cause unless the Participant has been given notice of such failure and (if cure is reasonably possible) has not cured such act or omission within 15 days following receipt of such notice, (B) the Committee’s good faith determination that the Participant has engaged or is about to engage in conduct injurious to the Company or an Affiliate, (C) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the consistent failure of the Participant to follow the lawful instructions of the Board or his or her direct superiors, which failure amounts to an intentional and extended neglect of his or her duties to the Company or an Affiliate thereof, or (E) in the case of a Participant who is a Non-Employee Director, the Participant engaging in any of the activities described in clauses (A) through (D) above. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

2.7    “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon: (A) any “Person” (as defined in Section 3(a)(9) of the Exchange Act), excluding the Company, any Subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in his or her capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the total combined voting power of the Company’s then outstanding securities; (B) the merger, consolidation or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 50% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; (C) the sale of all or substantially all of the Company’s assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 50% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the sale of assets; or (D) during any one year period, individuals who at the beginning of such period constitute the Board and any new director whose election to the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two−thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board. Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Code Section 409A, payment of an Award may occur upon a Change in Control only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Code Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.8    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

2.9    “Committee” means the committee of the Board described in Article 11.

2.10   “Company” has the meaning given in Article 1.

2.11   “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.12   “Deferred Stock Unit” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.7.

2.13   “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.14   “Disability” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any Participant Agreement in effect at the time of such termination or, in the absence of an applicable Participant Agreement defining “disability,” a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it. The Committee may substitute a different definition for the term “Disability” in its discretion as it deems appropriate.

2.15   “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.16   “Effective Date” means the date the Plan is approved by the Company’s shareholders.

2.17   “Eligible Individual” means any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.18   “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.19   “Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.20   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

2.21   “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.22   “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.23   “Non-Employee Director” means a Director of the Company who is not an Employee.

2.24   “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25   “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26   “Participant” means any Eligible Individual who, as a Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.27   “Performance Cash-Based Award” means a right granted to a Participant pursuant to Section 8.3 to receive a cash payment, the amount of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.28   “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing) and may include, but shall not be limited to, the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue, gross revenue growth; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) return measures (including, but not limited to, return on investment, assets (including net assets), capital, invested capital, equity, or sales); (viii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii); client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvii) objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) any other objective or subjective criteria, including individual performance criteria, as determined by the Committee; or (xxix) any combination of the foregoing. Any one or more of the Performance Criteria may be used on an absolute, adjusted, or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisional or operational unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

2.29   “Performance Goals” means, for a Performance Period, the goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, network, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, including, without limitation: (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.30   “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

2.31   “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32   “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33   “Permitted Assignee” has the meaning set forth in Section 9.3.

2.34   “Plan” has the meaning set forth in Article 1.

2.35   “Prior Plans” means, collectively, the following plans of the Company: the LSI Industries Inc. Amended and Restated 2019 Omnibus Award Plan and the LSI Industries Inc. Amended and Restated 2012 Stock Incentive Plan, in each case as such plan may be or has been amended from time to time.

2.36   “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.37    “Restricted Stock Unit” means an Award granted pursuant to Section 8.8.

2.38    "Retirement" shall have the meaning set forth in applicable Award Agreements.

2.39    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

2.40     “Stock” means the common stock of the Company, no par value per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 10.

2.41    “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.42    “Stock Payment” means a payment in the form of shares of Stock granted pursuant to Section 8.5 as part of any bonus, deferred compensation or other arrangement.

2.43    ”subplan” has the meaning in Article 1.

2.44    “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.45    “Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combined.

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to Article 10 and Sections 3.1(b), 3.3 and 9.11, the maximum aggregate number of shares of Stock that may be subject to Awards granted under the Plan is 2,100,000 shares of Stock, less one share for each share of Stock subject to an award granted under a Prior Plan after October 6, 2026. Upon shareholder approval of the Plan, no further awards will be made under a Prior Plan. Shares authorized under the Plan shall be available for the Company’s Nonqualified Deferred Compensation Plan.

(b)    If after October 6, 2026, an award granted under a Prior Plan or an Award granted under this Plan, or any portion thereof, is forfeited (including a repurchase of an unvested award upon a Participant’s termination of employment at a price equal to the par value of the Stock subject to the award or the price paid by a Participant (or lower price), as adjusted for corporate events), cancelled or is settled for cash or expires, then the shares of Stock subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, cancellation or cash settlement be added or added back, as applicable, to the limit set forth in paragraph (a) of this Section and be available, or again be available, for Awards under the Plan. In addition, shares of Stock tendered after October 6, 2026 by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award that is not an Option or SAR or an award granted under a Prior Plan that is not an option or a stock appreciation right shall be added or added back, as applicable, to the limit set forth in paragraph (a) of this Section and be available, or again be available, for Awards under the Plan. Notwithstanding any provision of this Plan to the contrary, the following shares of Stock shall not be added or added back, as applicable, to the shares of Stock authorized for grant under paragraph (b) of this Section: (x) shares of Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under a Prior Plan, (y) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or a SAR or an option or stock appreciation right granted under a Prior Plan, and (z) shares of Stock subject to a SAR (or a stock appreciation right from a Prior Plan) that are not issued in connection with the stock settlement of the SAR (or a stock appreciation right from a Prior Plan) on exercise thereof. Shares purchased in the market with the proceeds from any exercise of an Option or an option granted under a Prior Plan also shall not be added or added back, as applicable, to the shares of Stock authorized for grant under paragraph (a) of this Section. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)    Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.

(d)    Notwithstanding anything to the contrary in this Article 3, or elsewhere in this Plan, but subject to adjustment pursuant to Article 10 of the Plan, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options after the Effective Date shall not exceed 2,100,000 shares of Stock.

3.2    Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3    Non-Employee Director Compensation Limit. Notwithstanding any provision in the Plan to the contrary, and subject to Article 10, the Committee may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Committee may grant Awards to each Non-Employee Director as compensation for Non-Employee Director service. The Committee will from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $500,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board and may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances (e.g., special projects and ad hoc committee appointments), provided, in each case, that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

ARTICLE 4.
ELIGIBILITY AND PARTICIPATION

4.1    Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2    Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3    Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.
STOCK OPTIONS

5.1    General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)    Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(c), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the foregoing, Options that are Substitute Awards may be granted with a per share exercise price other than as required in the preceding sentence.

(b)    Time and Conditions of Exercise; Blackout Periods. The Committee shall determine the Performance Criteria, other specific performance criteria or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee shall also determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. Notwithstanding the foregoing or any stated term of an Option as identified in an Award Agreement, unless otherwise specifically stated to the contrary in an Award Agreement or unless otherwise determined by the Committee, if, as of the last business day of the applicable term of an Option, (i) the Option is outstanding and has an exercise price per share that is less than the Fair Market Value per share of Stock as of such date, (ii) the Participant who holds such Option is subject to a Blackout Period that is then in effect, and (iii) the Option is not an Incentive Stock Option, then the Option term shall automatically be extended until the 30th day after the expiration of the applicable Blackout Period.

(c)    Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid and the form of payment, including, without limitation:

(i)    cash, (ii) shares of Stock (including shares of Stock subject to issuance pursuant to the exercise of the Option) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d)    Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2    Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a)    Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the date ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(b)    Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)    Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d)    Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e)    Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f)    Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6.
RESTRICTED STOCK AWARDS

6.1    Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement and shall be subject to Article 9.

6.2    Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock) and may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. If an Award of Restricted Stock is subject to any vesting conditions, then to the extent such Award provides the Participant with the right to receive dividends paid prior to the vesting of such Award, such dividends shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the related Award vests.

ARTICLE 7.
STOCK APPRECIATION RIGHTS

7.1    Grant of Stock Appreciation Rights.

(a)    A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose (including any Performance Criteria or other specific performance criteria that must be satisfied before all or part of a Stock Appreciation Right may be exercised) and shall be evidenced by an Award Agreement. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten years. Notwithstanding the foregoing or any stated term of a SAR as identified in an Award Agreement, unless otherwise specifically stated to the contrary in an Award Agreement or unless otherwise determined by the Committee, if, as of the last business day of the applicable term of a SAR, (i) the SAR is outstanding and has a base price per share that is less than the Fair Market Value per share of Stock as of such date, and (ii) the Participant who holds such SAR is subject to a Blackout Period that is then in effect, then the SAR term shall automatically be extended until the 30th day after the expiration of the applicable Blackout Period.

(b)    A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted (which may be the original date of grant for a Substitute Award) and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2    Payment and Limitations on Exercise.

(a)    Subject to Section 7.2(b), payment of the amounts determined under Section 7.1(b) above shall be in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or in cash, as determined by the Committee (or as specified in an Award Agreement).

(b)    Any payment under this Article 7 shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.
OTHER TYPES OF AWARDS

8.1    Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. Performance Share Awards may be paid in shares of Stock and/or Restricted Stock (including shares of Restricted Stock) or cash. To the extent Performance Shares are payable in shares of Restricted Stock, the Committee shall, subject to the terms and provisions with respect to Restricted Stock set forth in Article 6, specify the conditions and dates upon which the shares of Restricted Stock underlying the Performance Shares shall be issued and the conditions and dates upon which such shares of Restricted Stock shall become vested and nonforfeitable, which dates shall not be earlier than the date as of which the Performance Shares vest.

8.2    Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units equivalent to shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. Performance Stock Unit Awards may be paid in shares of Stock (including shares of Restricted Stock) or cash.

8.3    Performance Cash-Based Awards. Any Eligible Individual selected by the Committee may be granted one or more standalone Performance Cash-Based Awards, which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. Performance Cash-Based Awards shall be paid in cash; provided, however, that the Committee may, in its sole discretion, provide for payment in shares of Stock having a Fair Market Value equal to the cash amount otherwise payable, or in a combination of cash and Stock.

8.4    Dividend Equivalents. Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award other than an Option or SAR, to be credited as of dividend payment dates, during the period between the date such Award is granted and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, provided, however, that if Dividend Equivalents are granted in connection with an Award that is subject to any vesting conditions, such Dividend Equivalents shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the related Award vests.

8.5    Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.6    Deferred Stock Units. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock Units in the manner determined from time to time by the Committee. The number of shares of Deferred Stock Units shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Except as otherwise provided by the Committee, Stock underlying a Deferred Stock Unit award will not be issued until the Deferred Stock Unit award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock Units shall have no rights as a Company shareholder with respect to such Deferred Stock Units until such time as the Deferred Stock Unit Award has vested and the Stock underlying the Deferred Stock Unit Award has been issued.

8.7    Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the distribution date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award. Restricted Stock Units may be paid in shares of Stock or cash. On the distribution date, the Company shall, subject to Section 9.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

ARTICLE 9.
PROVISIONS APPLICABLE TO AWARDS

9.1    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2    Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3    Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Non-Employee Directors). Notwithstanding the foregoing, to the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of the Participant and/or one or more of the Persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the Persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided, however, that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; provided further, that such transfers shall not be for any monetary consideration; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

9.4    Beneficiaries. Notwithstanding Section 9.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5    Stock Certificates; Book Entry Procedures.

(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

9.6    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

9.7    Term. Except as otherwise provided herein, the term of any Award shall be set by the Committee in its discretion.

9.8    Exercise or Purchase Price. Except as set forth in Sections 5.1(a) and 7.1(b), the Committee may establish the exercise or purchase price, if any, of any Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

9.9    Treatment upon Termination of Employment or Service. Except as may be provided in an Award Agreement, an Award shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award may be exercised or paid in connection with or subsequent to a termination of employment or service, as applicable, in connection with or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

9.10    Form of Payment. Except as may otherwise be provided in the Plan, payments with respect to any Awards granted under this Plan shall be made in Stock.

9.11    Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary (but subject to Article 10 and the provisos set forth herein), Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) Substitute Awards, (ii) shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on the earlier of the first anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after such grant, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3.1(a) (subject to adjustment under Section 3.1(b)) and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

ARTICLE 10.
CHANGES IN CAPITAL STRUCTURE

10.1    Adjustments.

(a)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.1(b) and 10.1(c):

(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted along with such other applicable terms and conditions, including, without limitation, any applicable Performance Criteria or Performance Goals. The adjustments provided under this Section 10.1(a)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii)    With respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3), the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring.

(b)    Other than in connection with an Equity Restructuring, in the event of any combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee may make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan.

(c)    Other than in connection with an Equity Restructuring, in the event of any transaction or event described in Section 10.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash and/or property, if any, equal to the fair value of such Award, as determined by the Committee (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1(c), the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Award holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)    To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Award and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

10.2    Acceleration Upon a Change in Control. Notwithstanding Section 10.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Award does not remain outstanding or is not assumed or an equivalent award is not substituted by a successor entity, then immediately prior to the Change in Control such Award shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 10.2, this Section 10.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. For the purposes of this Section 10.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received for each share of Stock subject to the Award to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the Change in Control.

10.3    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

10.4    Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 11.
ADMINISTRATION

11.1    Committee. The Board delegates administration of the Plan to the Compensation Committee, and the term “Committee” as used in this Plan shall be deemed to refer to the Compensation Committee. The Board, at its discretion or as otherwise necessary to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration or approval of the Plan to any committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the Committee may delegate its authority hereunder to the extent permitted by Section 11.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

11.2    Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3    Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)    Designate Eligible Individuals to receive Awards;

(b)    Determine the type or types of Awards to be granted to each Eligible Individual;

(c)    Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)    Determine whether, to what extent, and pursuant to what circumstances the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

11.4    Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

11.5    Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee, as applicable, specifies at the time of such delegation, and the Board or the Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 12.
EFFECTIVE AND EXPIRATION DATE

12.1    Effective Date. The Plan shall become effective as of the Effective Date. The Plan will be submitted for the approval of the Company’s shareholders within twelve (12) months after the date this Plan is approved by the Board or the Committee.

12.2    Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date. Incentive Stock Options may not be granted pursuant to this Plan after the tenth anniversary of the Board’s approval of the Plan. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 13.
AMENDMENT, MODIFICATION, AND TERMINATION

13.1    Amendment, Modification, and Termination. Subject to Section 14.15, with the approval of the Board, at any time and from time to time, the Committee may wholly or partially terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval shall be required for any amendment to the Plan that increases the number of shares of Stock available under the Plan (other than any adjustment as provided by Article 10). Notwithstanding any provision in this Plan to the contrary, absent approval of the shareholders of the Company, (i) except as permitted by Article 10, no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Option or SAR is granted and (ii) except as permitted by Article 10, no Award or cash award may be granted in exchange for the cancellation or surrender of an Option or SAR when the Option or SAR exercise or base price per share exceeds the Fair Market Value of the underlying shares.

13.2    Awards Previously Granted. Except with respect to amendments made pursuant to Section 14.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 14.
GENERAL PROVISIONS

14.1    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

14.2    No Shareholder Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

14.3    Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award having a fair market value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates (or such other rate as may be determined by the Company or, with respect to any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act, the Committee, after considering any accounting consequences or costs) for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

14.4    No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

14.5    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

14.6    Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other compensation or benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.8    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

14.9    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.10    Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

14.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.12    Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.13    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Ohio.

14.14    Claw-back. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

14.15    Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule

ANNEX B

NON-GAAP MEASURES

Non-GAAP Financial Measures

We believe it is appropriate to evaluate our performance after making adjustments to the as-reported U.S. GAAP net income. Adjusted net income, which excludes, among other things, the impact of acquisition costs, stock compensation expense, severance costs, expense on step-up basis of acquired lease, and consulting expense: commercial growth initiatives is a Non-GAAP financial measure. Also included below are Non-GAAP financial measures including Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA,” as well as “Adjusted EBITDA” and “Adjusted Cumulative EBITDA”), and Return on Net Assets (“RONA”). We believe that these adjusted supplemental measures are useful in assessing the operating performance of our business. These supplemental measures are used by our management, including our chief operating decision maker, to evaluate business results. We exclude these items because they are not representative of the ongoing results of operations of our business. These Non-GAAP measures may be different from Non-GAAP measures used by other companies. In addition, the Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with U.S. GAAP. Therefore, these measures should only be used to evaluate our results in conjunction with corresponding GAAP measures. Below is a reconciliation of these non-GAAP measures to net income for the periods indicated along with the calculation of EBITDA, Adjusted EBITDA, Adjusted Cumulative EBITDA and RONA.

LSI Short Term Incentive Plan
Reconciliation of operating income to EBITDA, Adjusted EBITDA
Royston Excluded
(In thousands)	2026

Operating Income as reported	$35,972

Depreciation and Amortization	12,640

EBITDA	$48,612

Acquisition costs	7,924

Stock compensation expense	4,117

Severance costs	42

Expense on step-up basis of acquired lease	605

Consulting expense: Commercial Growth Initiatives	-

Adjusted EBITDA	$61,300

LSI Long Term Incentive Plan Reconciliation of operating income to EBITDA, Adjusted EBITDA, and Cumulative EBITDA

	Royston CBH & EMI Excluded	CBH & EMI Excluded	EMI Excluded
(In thousands)	2026	2025	2024

Operating Income as reported	$31,060	$29,232	$34,781

Depreciation and Amortization	9,029	9,380	9,455

EBITDA	$40,089	$38,612	$44,236

Acquisition costs	5,192	1,128	1,001

Stock compensation expense	2,661	4,211	4,380

Severance costs	42	300	539

Consulting expense Commercial Growth Initiatives	-	81	-

Adjusted EBITDA	$47,984	$44,332	$50,156

Adjusted Cumulative EBITDA		$142,472

Reconciliation of net income to adjusted net income
	Royston, CBH & EMI Excluded		CBH & EMI Excluded		EMI Excluded
(In thousands)	2026		2025		2024

Net Income as reported	$15,547		$20,696		$25,101
Acquisition Costs	2,842	(1)	838	(6)	735	(10)

Long-Term Performance Based Compensation	2,569	(2)	3,222	(7)	3,272	(11)

Severance costs	32	(3)	240	(8)	396	(12)

Consulting Expense: Commercial Growth Initiatives	-		62	(9)	-

Amortization expense on acquired intangible assets	3,566	(4)	-		-

Interest expense incurred on acquired businesses	4,480	(5)	-		-

Net Tax impact due to the Distribution of Shares from the Company’s Long-Term Performance Based Compensation Plan	(293)		(1,132)		(755)

Net Income adjusted	$28,743		$23,926		$28,749

Net property, plant and equipment (excluding finance leases)	22,346		22,774		24,735

Total current assets	181,490		156,294		134,813

Total current liabilities	92,504		80,523		64,197

RONA	26.4%		24.28%		30.15%

RONA = Adjusted net income / Sum of Net property, plant and equipment and Working Capital

Income tax effects of the adjustments in the table above:
(1) $948 (2) $856 (3) $10 (4) $1,189 (5) $1,481 (6) $290
(7) $1,717
(8) $40 (9) $19 (10) $266 (11) $1,108 (12) $143

LSI INDUSTRIES INC.
ATTN: TOM CANERIS
10000 ALLIANCE RD.
CINCINNATI, OH 45242

Investor Address Line 1
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Investor Address Line 3
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Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on November 23, 2026 for shares held directly and by 11:59 P.M. ET on November 19, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Robert P. Beech 02) Ronald D. Brown 03) James A. Clark 04) Amy L. Hanson 05) Chantel E. Lenard
06) Ernest W. Marshall, Jr. 07) Wilfred T. O'Gara

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000714474_1 R2.09.05.010

02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and 10K Wrap are available at www.proxyvote.com

LSI INDUSTRIES INC.
PROXY FOR ANNUAL MEETING
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of LSI Industries Inc. hereby appoint(s) **James A. Clark and James E. Galeese**, or any one of them, proxies of the undersigned, each with the power of substitution and re-substitution, as the case may be, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of LSI Industries Inc. to be held virtually on November 24, 2026 at 9:00 a.m., Eastern Time at www.virtualshareholdermeeting.com/LYTS2026 and any continuation, postponement or adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side

0000714474_2 R2.09.05.010

Your **Vote** Counts!

LSI INDUSTRIES INC.

2026 Annual Meeting

Vote by November 23, 2026 11:59 PM ET. For shares held in a Plan, vote by November 19, 2026 11:59 PM ET.

LSI INDUSTRIES INC.
ATTN: TOM CANERIS
10000 ALLIANCE RD.
CINCINNATI, OH 45242

1 OF 4
322,224
148,294

Ricky Campana
P.O. Box 123456
Suite 500
51 Mercedes Way
Edgewood, NY 11717

30#

QAARV1-P12345

You invested in LSI INDUSTRIES INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on November 24, 2026.**

Get informed before you vote

View the Notice & Proxy Statement, 10K Wrap online OR you can receive a free paper or email copy of the material(s) by requesting prior to November 10, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control # XXXX XXXX XXXX XXXX

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

November 24, 2026
9:00 AM EDT

Virtually at:
www.virtualshareholdermeeting.com/LYTS2026

*Please check the meeting materials for any special requirements for meeting attendance.

V2.1

Vote at www.ProxyVote.com   Control # XXXX XXXX XXXX XXXX

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

SHARE CLASSES REPRESENTED FOR VOTING	
THE COMPANY NAME INC. - COMMON ASDFGHJKL	123456789.1234
THE COMPANY NAME INC. - CLASS A	123456789.1234
THE COMPANY NAME INC. - CLASS B	123456789.1234
THE COMPANY NAME INC. - CLASS C	123456789.1234
THE COMPANY NAME INC. - CLASS D	123456789.1234
THE COMPANY NAME INC. - CLASS E	123456789.1234
THE COMPANY NAME INC. - CLASS F	123456789.1234
THE COMPANY NAME INC. - 401 K	123456789.1234

Voting Items	Board Recommends
1. Election of Directors. **Nominees:** 01) Robert P. Beech 04) Amy L. Hanson 07) Wilfred T. O'Gara 02) Ronald D. Brown 05) Chantel E. Lenard 03) James A. Clark 06) Ernest W. Marshall, Jr.	For
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2027.	For
3. Advisory vote on the compensation of the named executive officers as described in the Company's proxy statement (the "Say-on-Pay vote").	For
4. Approval of LSI Industries Inc. 2026 Incentive Award Plan.	For

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

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1.00000
322,224
148,294
CLT ID